Exhibit 4.4

PHOENIX TREE HOLDINGS LIMITED

EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of October 28, 2019, by and among the following parties:

(i)                                     PHOENIX TREE HOLDINGS LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);

(ii)                                  the Person listed on Schedule 1A of this Agreement (the “Series A-1 Investor”);

(iii)                               the Persons listed on Schedule 1B of this Agreement (the “Series A-2 Investors”);

(iv)                              the Persons listed on Schedule 1C of this Agreement (the “Series A-3 Investors”);

(v)                                 the Person listed on Schedule 1D of this Agreement (the “Series A-2-I Investor”);

(vi)                              the Persons listed on Schedule 1E of this Agreement (the “Series B-1 Investors”);

(vii)                           the Persons listed on Schedule 1F of this Agreement (the “Series B-2 Investors”);

(viii)                        the Person listed on Schedule 1G of this Agreement (the “Series C-1 Investor”);

(ix)                              the Persons listed on Schedule 1H of this Agreement (the “Series C-2 Investors”);

(x)                                 the Persons listed on Schedule 1I of this Agreement (the “Series D Investors, and together with the Series A-1 Investor, Series A-2 Investors, Series A-2-I Investor, Series A-3 Investors, Series B-1 Investors, Series B-2 Investors, Series C-1 Investors, Series C-2 Investors, the “Investors” collectively);

(xi)                              the Persons listed on Schedule 2A attached to this Agreement (each a “Founder Holdco” and collectively the “Founder Holdcos”);

(xii)                           the Persons listed on Schedule 2B attached to this Agreement (each a “Founder” and collectively the “Founders”, and together with the Founder Holdcos, the “Key Holders” and each a “Key Holder”);

(xiii)                        PHOENIX TREE HK HOLDINGS LIMITED, a private company limited by shares established and existing under the Hong Kong Law (the “HK Company”);

(xiv)                       the Persons listed on Schedule 2C attached to this Agreement (each a “Domestic Company” and collectively, the “Domestic Companies”);

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(xv)                          the Persons listed on Schedule 2D attached to this Agreement (each a “WFOE” and collectively, the “WFOEs”);and

(xvi)                       the Persons listed on Schedule 2E attached to this Agreement (the “WFOE Subsidiaries” and each a “WFOE Subsidiary”; together with the WFOEs and the Domestic Companies, the “PRC Companies” and each a “PRC Company”), except for Hangzhou Jianxin Aishangzu Housing Service Co., Ltd., (杭州建信爱上租住房服务有限公司).

Each of the Company, the Investors, the Key Holders, the PRC Companies and the HK Company shall be referred to individually as a “Party” and collectively as the “Parties” to this Agreement.  Capitalized terms used herein shall have the meaning set forth in Exhibit A attached hereto.

RECITALS

WHEREAS, the Company, the Key Holders, Series A-1 Investor, Series A-2 Investors, certain Series A-3 Investors, Series A-2-I Investor, Series B-1 Investors, Series B-2 Investors, Series C-1 Investors, Series C-2 Investors, certain Series D Investor and certain other parties entered into a Seventh Amended and Restated Shareholders Agreement on October 18, 2019 (the “Prior Agreement”);

WHEREAS, the Company, the Key Holders, the PRC Companies, the HK Company, and Juneberry Investment Holdings Limited entered into the Securities Subscription Agreement dated as of October 25, 2019 (the “Securities Subscription Agreement”);

WHEREAS, in order to (i) induce the Company to enter into the Securities Subscription Agreement and to induce Juneberry Investment Holdings Limited to invest funds in the Company pursuant to the Securities Subscription Agreement, and (ii) replace the Prior Agreement in its entirety, the Parties hereby agree that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

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2.                                      REGISTRATION RIGHTS.

The registrations rights of the Investors with respect to the Company and the rights and obligations of the Parties with respect to registration of the Company’s Ordinary Shares are set forth in Exhibit B attached hereto.  Such registration rights shall be transferable to any transferee, including without limitation any Affiliate, shareholder, member, or limited or general partner of the Investors.

The rights set forth in Exhibit B shall terminate upon the fifth (5th) anniversary of a Qualified IPO.

3.                                      INFORMATION AND OBSERVER RIGHTS.

3.1                                Delivery of Financial Statements.

So long as the Investors continue to hold any Preferred Shares or Conversion Shares, the Company shall, and the chief financial officer or financial controller of the Company shall cause the Company to deliver to the Investors:

(a)                                 with respect to the financial year of 2019, as soon as practicable, but in any event within ninety (90) days after the end of such financial year of the Company, annual management and financial report, including but not limited to (i) an audited consolidated balance sheet as of the last day of such year; (ii) an audited consolidated income statement for such year; and (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with PRC GAAP or other accounting principles as approved by the Board (including the consent of Majority Investor Directors) consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by an accounting firm that is one of the  “big four accounting firms” (四大会计师事务所);

(b)                                 with respect to the financial years following the financial year of 2019, as soon as practicable, but in any event within seventy-five (75) days after the end of such financial years of the Company, annual management and financial report, including but not limited to (i) an audited consolidated balance sheet as of the last day of such year; (ii) an audited consolidated income statement for such year; and (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with PRC GAAP or other accounting principles as approved by the Board (including the consent of Majority Investor Directors) consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by an accounting firm that is one of the  “big four accounting firms” (四大会计师事务所);

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(c)                                  as soon as practicable, but in any event within twenty (20) days after the end of each quarter, quarterly management and financial report, including but not limited to (i) an unaudited consolidated balance sheet and balance sheet of each of the Company and its Subsidiaries as of the last day of such quarter; (ii) an unaudited consolidated income statement and income statement of each of the Company and its Subsidiaries for such quarter; and (iii) an unaudited consolidated statement of cash flows and statement of cash flow of each of the Company and its Subsidiaries for such quarter;

(d)                                 as soon as practicable, but in any event within fifteen (15) days after the end of each month, monthly management and financial report, including but not limited to (i) an unaudited consolidated balance sheet and balance sheet of each of the Company and its Subsidiaries as of the last day of such month; (ii) an unaudited consolidated income statement and income statement of each of the Company and its Subsidiaries for such month; and (iii) an unaudited consolidated statement of cash flows and statement of cash flow of each of the Company and its Subsidiaries for such month;

(e)                                  no later than thirty (30) days prior to the end of each financial year, a detailed proposed Annual Plan for the next financial year to be submitted to the Board for approval (including the approval of Majority Investor Directors), including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings and reserved petty cash) and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(f)                                   with respect to the financial statements referred to in Sections 3.1(a), (b), (c) and (d), if requested by the Investors, an instrument executed by the chief executive officer of the Company and certifying that such financials were prepared in accordance with PRC GAAP or other accounting principles as approved by the Board (including the consent of Majority Investor Directors), consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard).  The management of the Company shall also provide an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior year and figures presented in the Annual Plan on the other hand, if requested by the Investors;

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(g)                                  such other information (A) provided to any other Shareholder, or (B) as the Investors or any assignee of the Investors may from time to time reasonably request;

(h)                                 if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries;  and

(i)                                     notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, the registration effecting the IPO, in the event and to the extent required under the applicable Law of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2                                Inspection.

So long as the Investors continue to hold any Preferred Shares or Conversion Shares, the Company and any other Group Company shall permit the Investors to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investors.

3.3                                Tax Matters.

(a)                                 The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

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(b)                                 Upon request, the Company shall use reasonable efforts to assist each U.S. Holder in determining whether the Company is a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for any taxable year (and, if the U.S. Holder reasonably believes that the Company was a PFIC for a taxable year, the status of each of the other Group Companies for such taxable year). For so long as a U.S. Holder holds 10% or more of the total voting power of the Company’s shares (a “10% U.S. Holder”) the Company shall, upon request, use reasonable efforts to assist each 10% U.S. Holder in determining whether the Company is a controlled foreign corporation (“CFC”) as defined in Section 957 of the Code for any taxable year.  Following a determination by a U.S. Holder that it believes that the Company was a PFIC or a determination by a 10% U.S. Holder that it believes the Company was a CFC for a taxable year, the Company will, upon request, use reasonable efforts to provide such U.S. Holder with information requested by the U.S. Holder that is reasonably available to the Company and necessary to permit such U.S. Holder to accurately prepare its U.S. federal income tax returns and comply with U.S. federal income tax reporting requirements resulting from such determination.

(c)                                  The Company and the U.S. Holder shall negotiate in good faith for all the costs in connection with this Section 3.3.

(d)                                 Any information obtained by a U.S. Holder under this Section 3.3 shall be kept confidential except to the extent necessary in connection with the filing of U.S. federal income tax returns and compliance with U.S. federal income tax reporting requirements or proceedings or other applicable Laws or regulations with respect thereto.  The Parties hereby acknowledge and agree that with respect to the Investors, their cost basis with respect to the income or gain derived from the sale (whether through a transfer, redemption or otherwise) of any Share it holds shall be the full subscription price it paid for such Share, and the Company and the Key Holders shall use their reasonable best efforts to assist and coordinate with Investors and their tax filing agent(s), as applicable, to ensure the same is acknowledged by the relevant PRC tax authorities.

3.4                                Observer Rights.

(a) So long as Banyan Capital holds not less than 10,000,000 Preferred Shares or Conversion Shares, but not represented in the Board, the Company shall invite a representative of Banyan Capital to attend all meetings of its Board and all subcommittees of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to the directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

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(b) So long as Primavera holds not less than 10,000,000 Preferred Shares or Conversion Shares (subject to appropriate adjustments for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement), but not represented in the Board, Primavera shall be entitled to appoint a representative of Primavera to attend all meetings of its Board and all subcommittees of the Board, in a nonvoting observer capacity and, in this respect, such observer shall be entitle to receive copies of all notices, minutes, consents, and other materials that the Company provides to its directors at the same time and in the same manner as provided to the directors; provided, however, that such representative shall keep any such information so provided confidential in accordance with the terms of Section 3.6(a).

3.5                                Termination of Information, Inspection and Observer Rights.

The provisions set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 shall terminate and be of no further force or effect immediately upon the consummation of a Qualified IPO.

3.6                                Confidentiality.

(a)                                 The Investors agree that they will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor their investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.6(a) by the Investors), (ii) is or has been independently developed or conceived by the Investors or its Affiliates without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investors or its Affiliates by a third party without, to the knowledge of the relevant Investor, a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investors may disclose confidential information (a) to their legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring their investment in the Company, (b) to any prospective investor of any Registrable Securities from the Investors as long as such prospective investor agrees to be bound by the provisions of this Section 3.6(a), (c) to any Affiliate, partner, member, shareholder or wholly owned Subsidiary of the Investors in the ordinary course of business, or (d) as may otherwise be required by Law (including without limitation any applicable Law, generally applicable accounting principles or the rules and regulations of any stock exchange), provided that the Investors take reasonable steps to minimize the extent of any such required disclosure, and provided that the Investors ensure that all such Persons named above to whom the Investors disclose confidential information are bound by the same provisions of this Section 3.6(a). The Company acknowledges that the Investors are in the business of private equity investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

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(b)                                 The Company agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of their obligations under this Agreement or for the satisfaction of the disclosure requirement in a Qualified IPO, any confidential information obtained from the Investors pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.6(b) by the Company), (ii) is or has been independently developed or conceived by the Company without use of any of the Investors’ confidential information or (iii) is or has been made known or disclosed to the Company by a third party without a breach of any obligation of confidentiality such third party may have to any Investor; provided, however, that the Company may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of their obligations under this Agreement, (b) to any Affiliate, partner, member, Shareholder or wholly-owned Subsidiary of the Company in the ordinary course of business, or (c) as may otherwise be required by Law, provided that the Company takes reasonable steps to minimize the extent of any such required disclosure, and provided that the Company ensures that all such persons named above to whom the Company discloses confidential information are bound by the same provisions of this Section 3.6(b).

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4.                                      RIGHT OF FIRST OFFER.

4.1                                Exercise of Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1 and applicable securities Laws, in the event the Company proposes to offer or sell any New Securities after the date hereof, the Company shall make offerings of such New Securities to the Investors (the “ROFO Holders”) in accordance with the following provisions of this Section 4.1.  The Investors will be entitled to apportion the right of first offer hereby granted among themselves and their partners, members and Affiliates in such proportions as it deems appropriate:

(a)                                 The Company shall deliver a notice, in accordance with the provisions of Section 9.4 hereof (the “Offer Notice”) to the ROFO Holders stating (i) its bona fide intention to offer such New Securities, (ii) the type and number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.  The ROFO Holders shall have thirty (30) days after delivering of the Offer Notice (the “Participation Period”), to agree on behalf of itself or its Affiliates by giving written notice to the Company to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of Ordinary Shares issued and held or issuable upon conversion of the Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) then held, by such ROFO Holder (the “Participating ROFO Holder”) bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) held by all the Shareholders then outstanding immediately prior to the issuance of the New Securities giving rise to the right of first offer under this Section 4.1.

(b)                                 If any ROFO Holder fails to exercise or fails to fully exercise its right of first offer pursuant to Section 4.1(a), within five (5) days after the expiration of the Participation Period, the Company shall deliver to each Participating ROFO Holder a written notice (the “Oversubscription Notice”) setting forth the number of the New Securities which the ROFO Holders are entitled to purchase pursuant to Section 4.1(a) but not being purchased by ROFO Holders. Within fifteen (15) days following the receipt of the Oversubscription Notice, each Participating ROFO Holder shall notify the Company in writing of the number of the additional New Securities it proposes to purchase, up to the amount obtained by multiplying (x) the number of the remaining New Securities available for oversubscription by (y) a fraction, the numerator of which shall be the number of Ordinary Shares issued and held or issuable upon conversion of the Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) then held, by such Participating ROFO Holder and the denominator of which shall be the total number of Ordinary Shares issued and held, or issuable upon conversion of Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) held by all the Participating ROFO Holders immediately prior to the issuance of the New Securities.

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(c)                                  If all or any New Securities referred to in the Offer Notices are not elected to be purchased or obtained by the ROFO Holders as provided in Section 4.1(a) and (b) hereof, the Company may, during the ninety (90)-day period following the expiration of the Participation Period, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the ROFO Holders than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the Refused Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the ROFO Holders in accordance with this Section 4.1.

4.2                                Notwithstanding anything to the contrary, unless prior approval by Antfin is obtained, neither the Company nor any of the Group Companies shall issue, offer or sell any New Securities or any securities, as applicable, to any Ant Restricted Person.

4.3                                Termination.

The provisions of this Section 4 shall terminate and be of no further force of effect upon a Qualified IPO.

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5.                                      BOARD COMPOSITION AND VOTING MATTERS.

5.1                                Board Composition.

Each Shareholder agrees to vote all of its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders, the following Persons shall be elected to the Board:

(a)                                 Antfin shall be exclusively entitled to appoint one (1) Director (the “Antfin Director”) to serve on the Board of Directors, who shall initially be JI Gang;

(b)                                 Tiger shall be exclusively entitled to appoint one (1) Director (the “Tiger Director”) to serve on the Board of Directors, who shall initially be WANG Pengfei;

(c)                                  CMC shall be exclusively entitled to appoint one (1) Director (the “CMC Director”) to serve on the Board of Directors, who shall initially be Chen Xian;

(d)                                 Joy Capital shall be exclusively entitled to appoint one (1) Director (the “Joy Director”) to serve on the Board of Directors, who shall initially be Erhai Liu (刘二海);

(e)                                  Kaiwu shall be exclusively entitled to appoint one (1) Director (the “Kaiwu Director”) to serve on the Board of Directors, who shall initially be Wenbiao Li (李文飚);

(f)                                   Primavera shall be exclusively entitled to appoint one (1) Director (the “Primavera Director”, together with Kaiwu Director, Antfin Director, CMC Director, Joy Director and the Tiger Director, the “Investor Directors” collectively) to serve on the Board of Directors, who shall initially be William Wang;

(g)                                  Series A-1 Investor shall be exclusively entitled to appoint one (1) Director to serve on the Board of Directors, who shall initially be Boyang Shen (沈博阳); and

(h)                                 The Key Holders shall be entitled to appoint two (2) directors to serve on the Board, who shall initially be Gao Jing (高靖) and Cui Yan (崔岩). Each Director shall have one (1) vote. In the event of a tie, Gao Jing (高靖) shall cast the deciding vote.

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5.2                                Size of the Board; Subsidiaries.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner necessary to ensure that the size of the Board shall be set at nine (9) directors.  It is further agreed that the board of directors of any other Group Company and, to the extent legally and commercially feasible, other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have the same board composition with the Company as determined in accordance with Section 5.1, and the Company and the Key Holders shall procure that such nominee(s) are appointed to the relevant board of directors of such other Group Company or Subsidiary. For the avoidance of doubt, each Investor Director shall have the right, but not the obligation, to serve as a member of any committee of the Board that may be established from time to time.

5.3                                Removal of Board Members.

Each Shareholder also agrees to vote all of its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless such removal is directed or approved by the person(s) or entity(ies) entitled under Section 5.1 to appoint that director; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1.  All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to appoint directors to call a special meeting of Shareholders for the purpose of electing directors.

5.4                                Increase in Authorized Share Capital.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares and any other convertible securities of the Company at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

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5.5                                Specific Enforcement.

Each Shareholder acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.  Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the courts of Hong Kong.

5.6                                Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate and be of no further force of effect upon the consummation of a Qualified IPO.

6.                                      RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1                                Restrictions on Transfer of Shares.

(a)                                 Transfer of Shares.

Subject to Section 6.6, any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder (including any equity interests now or hereafter owned or held by a Person in any other Person), either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 6.

For the avoidance of doubt, any change in the equity interest of a Key Holder that is an entity, including without limitation as a result of (i) the issuance or redemption by such Key Holder of any portion of its outstanding shares or equity, or (ii) a transfer of such Key Holder’s Equity Securities by its equity holder, shall constitute a “Transfer” for purposes of this Agreement.

(b)                                 Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Section 6.2 and Section 6.3, without the prior consent of Majority Preferred Shareholders, the Key Holders or any other holder of any Ordinary Shares (excluding the Ordinary Shares upon the conversion of the Preferred Shares) or their successors in interest (each a “Restricted Shareholder”), shall not effect a Transfer to any other party at any time prior to an IPO, regardless of their employment status with the Company at that time.  For the avoidance of doubt, the Investors are entitled to Transfer any of their Equity Securities of the Company in any manner except to any Competitor without the prior written consent of the Key Holders.

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(c)                                  Notwithstanding anything to the contrary contained herein and unless required by the Transaction Documents, so long as any Preferred Share or Conversion Share converted from a Preferred Share is issued and outstanding, without the prior written consent of Majority Preferred Shareholders:

(i)                                    The Founders shall not, and shall not cause or permit any other Person to, directly or indirectly, Transfer through one or a series of transactions any equity interest held or Controlled by him in any Domestic Companies to any Person.  Any Transfer in violation of this Section 6 shall be void and the Domestic Companies hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of Majority Preferred Shareholders.

(ii)                                 Each PRC Company shall not, and the Founders shall cause each PRC Company not to, issue to any Person any Equity Securities of such PRC Company or any options or warrants for, or any other securities exchangeable for or convertible into, such Equity Securities of each PRC Company.

(d)                                 Prohibition on Transfer to Ant Restricted Person.

Notwithstanding anything to the contrary, unless prior written approval by Antfin is obtained, no Shareholder shall Transfer any Equity Securities of the Company now or hereafter owned or held by such Shareholder to any Ant Restricted Person.

(e)                                  Any purported Transfer of any Equity Securities of any Group Company in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any holder of Ordinary Shares or Founder Holdcos) shall recognize any such Transfer, sale or issuance.

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6.2                                Right of First Refusal.

(a)                                 Proposed Transfer Notice.

Each Restricted Shareholder (including its successors and permitted assigns) (a “Transferor”) proposing to make a Transfer (a “Proposed Transfer”) must deliver a notice (the “First Proposed Transfer Notice”) to the Investors (together with its assignees of any Preferred Shares or Conversion Shares (if applicable), the “ROFR Eligible Holder”) and the Company firstly.  Such First Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including without limitation a description and the share price of the Shares (the “Transfer Shares”) that such Transferor may propose to Transfer, and the identity of the Prospective Transferee. The First Proposed Transfer Notice shall certify that the Transferor has received a definitive offer from the Prospective Transferee and in good faith believes a binding agreement for the Proposed Transfer is obtainable on the terms set forth in the First Proposed Transfer Notice.  The First Proposed Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the Proposed Transfer. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Transferor with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2.

(b)                                 Grant of Right of First Refusal to ROFR Eligible Holder.  Each Transferor hereby unconditionally and irrevocably grants to the ROFR Eligible Holders a right of first refusal to purchase up to its Pro Rata ROFR Share of the Transfer Shares on the same terms and conditions as set forth in the First Proposed Transfer Notice.  The ROFR Eligible Holders will be entitled to apportion the right of first refusal hereby granted among themselves and their partners, members and Affiliates in such proportions as it deems appropriate. To exercise its right of first refusal, the ROFR Eligible Holder must deliver an exercise notice to the Transferor and the Company indicating the number of Transfer Shares that the ROFR Eligible Holder wishes to purchase within thirty (30) days after delivery of the First Proposed Transfer Notice (the “ROFR Exercise Period”). The ROFR Eligible Holder’s “Pro Rata ROFR Share” of the Transfer Shares shall mean that number of Transfer Shares which equals the number of Transfer Shares, multiplied by a fraction, which is equal to (i) the number of Ordinary Shares (on an as converted and fully-diluted basis) held by a ROFR Eligible Holder on the date of the First Proposed Transfer Notice, divided by (ii) the total number of Ordinary Shares (on an as converted and fully-diluted basis) held by all the ROFR Eligible Holders on the date of the First Proposed Transfer Notice.

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(c)                                  Oversubscription.  In the event that the ROFR Eligible Holders do not purchase all of the Transfer Shares available pursuant to Section 6.2(b) above, the Transferor shall promptly give written notice (the “Second Proposed Transfer Notice”, together with the First Proposed Transfer Notice, the “Proposed Transfer Notices”) to the Company and the ROFR Eligible Holders that have elected to purchase its entire Pro Rata ROFR Share of the Transfer Shares (the “Participating ROFR Eligible Holders”), which shall set forth the number of shares of Transfer Shares not purchased by the ROFR Eligible Holders (the “Remaining Shares”) and the terms set forth in the First Proposed Transfer Notice.  The Participating ROFR Eligible Holders shall then have a right to purchase up to all of the Remaining Shares by delivering a written notice to the Transferor and the Company within fifteen (15) days after delivery of the Second Proposed Transfer Notice (the “Option Period”) of its election to purchase any or all of the Remaining Shares on the same terms and conditions as set forth in the Second Proposed Transfer Notice. If the Participating ROFR Eligible Holders desire to purchase in aggregate more than the number of Remaining Shares, then such Participating ROFR Eligible Holders will be cut back by the Company with respect to its oversubscription to such number of Remaining Shares, equal to the product obtained by multiplying (i) the Remaining Shares by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares (on an as converted and fully-diluted basis) held by such Participating ROFR Eligible Holder on the date of the First Proposed Transfer Notice and the denominator of which shall be the total number of Ordinary Shares (on an as converted and fully-diluted basis) held by all the Participating ROFR Eligible Holders on the date of the First Proposed Transfer Notice.

(d)                                 Consideration; Closing.  If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board (including the approval of Majority Investor Directors).  If the ROFR Eligible Holders and/or the Participating ROFR Eligible Holders cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the ROFR Eligible Holders and/or the Participating ROFR Eligible Holders may pay the cash value equivalent thereof, as determined in good faith by the Board (including the approval of Majority Investor Directors).  The closing of the purchase of the Transfer Shares by the ROFR Eligible Holders shall take place, and all payments from the ROFR Eligible Holders shall have been delivered to the Transferor, within fifteen (15) Business Days following the expiration of the ROFR Exercise Period.  The closing of the purchase of the Transfer Shares by the Participating ROFR Eligible Holders shall take place, and all payments from the Participating ROFR Eligible Holders shall have been delivered to the Transferor, within fifteen (15) Business Days following the expiration of the Option Period.

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6.3                                Right of Co-Sale.

(a)                                 If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), the Transferor and the Company shall deliver a written notice (the “Co-Sale Notice”) to each of the ROFR Eligible Holders that has not exercised its rights under Section 6.2(b) (each an “Co-Sale Eligible Holder”) indicating the number of Co-Sale Eligible Shares available, and each Co-Sale Eligible Holder may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice.  To exercise its Right of Co-Sale, each Co-Sale Eligible Holder must give the Transferor a written notice to that effect within fifteen (15) days (the “Co-Sale Period”) after receipt of the Co-Sale Notice, and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised its Right of Co-Sale.

(b)                                 Each Co-Sale Eligible Holder, by timely exercising its Right of Co-Sale by delivering the written notice provided for above in Section 6.3(a) may include in the Proposed Transfer all or any part of its Shares, which shall not exceed a number equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on an as converted and fully-diluted basis) held by such Co-Sale Eligible Holder on the date of the First Proposed Transfer Notice and the denominator of which is the total number of Ordinary Shares (on an as converted and fully-diluted basis) held, in the aggregate, by all the exercising Co-Sale Eligible Holders on the date of the First Proposed Transfer Notice, plus the number of Ordinary Shares held by the Transferor.  To the extent that the Co-Sale Eligible Holder exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Proposed Transfer shall be correspondingly reduced.

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(c)                                  The sale of the Co-Sale Eligible Shares shall occur within twenty-five (25) days from the expiry of the Co-Sale Period (the “Co-sale Closing”).  For avoidance of doubt, the Right of Co—Sale shall not apply with respect to Transfer Shares sold or to be sold to the ROFR Eligible Holder and the Participating ROFR Eligible Holders under the Right of First Refusal in Section 6.2.

(d)                                 The Co-Sale Eligible Holders shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, one or more signed instruments of transfer, properly endorsed for transfer to the Prospective Transferee, representing:

(i)                                    the number of Ordinary Shares that the Co-Sale Eligible Holder elects to include in the Proposed Transfer; or

(ii)                                 the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that the Co-Sale Eligible Holder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of Ordinary Shares, the Co-Sale Eligible Holder shall first convert the Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided above.  The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such Shares to the Prospective Transferee.

(e)                                  The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.  Further, no Co-Sale Eligible Holder shall be required to give any representations or warranties, covenants or indemnities with respect to such Proposed Transfer or with respect to the Company, except for the ownership and title of such Co-Sale Eligible Holder’s Equity Securities sold in such Proposed Transfer.

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(f)                                   Each share transfer instrument a Co-Sale Eligible Holder delivers to the Transferor pursuant to Section 6.3(d) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall concurrently therewith remit to the Co-Sale Eligible Holder the portion of the sale proceeds to which each Co-Sale Eligible Holder is entitled by reason of its participation in such sale.  If any Prospective Transferee refuse(s) to purchase Equity Securities from any Co-Sale Eligible Holder exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee unless and until, simultaneously with such sale, such Transferor purchases all such Equity Securities from such Co-Sale Eligible Holder that such Co-Sale Eligible Holder would otherwise be entitled to sell to the Prospective Transferee pursuant to its Right of Co-Sale for the same consideration and on the same terms and conditions as described in the Proposed Transfer Notice.

6.4                                Proposed Transfer - Compliance Period

If any Proposed Transfer is not consummated within ninety-five (95) days after receipt of the First Proposed Transfer Notice by the Company and the ROFR Eligible Holders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor has complied in full with each provision of this Section 6.  The exercise or election not to exercise any right by the ROFR Eligible Holders hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

6.5                                Effect of Failure to Comply.

(a)                                 Each Party hereto acknowledges and agrees that any Transfer of Equity Securities shall comply in full with the provisions under this Section 6.

(b)                                 Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company.  Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other Transfers of Shares not made in strict compliance with this Agreement).

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(c)                                  If any Restricted Shareholder becomes obligated to sell any Shares to the ROFR Eligible Holder and/or Participating ROFR Eligible Holders under this Agreement and other agreements entered into by and between the Company and such Restricted Shareholder and fails to deliver such Shares in accordance with the terms of this Agreement and such other agreements, the Company may, at its option, in addition to all other remedies it may have, send to such Restricted Shareholder the purchase price for such Shares as is herein or therein specified and cancel on its books or register the certificate of certificates representing the Shares to be sold and update its register of members accordingly.

(d)                                 If any Restricted Shareholder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), the Co-Sale Eligible Holders, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Co-Sale Eligible Holders, as provided below, and the Transferor will be bound by the terms of such option.  If a Transferor makes a Prohibited Transfer, the Co-Sale Eligible Holders upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from the Co-Sale Eligible Holders the type and number of Shares that such Co-Sale Eligible Holder would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3.  The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Co-Sale Eligible Holder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3.  Such Transferor shall also reimburse such Co-Sale Eligible Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 6.3.

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6.6                                Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.2 and Section 6.3 shall not apply to  any Transfer of Equity Securities of the Company by any Restricted Shareholder to any Subsidiary whose voting Equity Securities are one hundred percent owned by such Restricted Shareholder (“Permitted Transferee”); provided that adequate documentation evidencing the foregoing is provided to the Investors to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant Transferor; provided, further, that such Transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Following any Transfer to a Permitted Transferee, in the event that the relevant Permitted Transferee ceases to be wholly-owned by the Restricted Shareholder, the Equity Securities of the Company held by such Permitted Transferee shall, and the Restricted Shareholder shall cause such Permitted Transferee to, immediately Transfer all Equity Securities of the Company held by it back to the Restricted Shareholder, and pending such Transfer, all voting rights, information rights, rights to distributions and all other rights attached to such Equity Securities of the Company held by such Permitted Transferee shall be suspended.

6.7                                Term.

The provisions of this Section 6 shall terminate and be of no further force of effect upon a Qualified IPO.

7.                                      DRAG-ALONG

7.1                              Drag-Along.  Any time after thirty-six (36) months from the Closing, if the holders of more than two-thirds (2/3) of the then outstanding Shares of the Company (the “Drag-Along Requestors”) voting as a single class, approve a Liquidation Event in which the valuation of the Company for such proposed Liquidation Event shall result in a price per Share being no less than two point five (2.5) times the Original Series D Issue Price (as defined in the Articles, and subject to appropriate adjustments for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement) (the “Drag-Along Transaction”) and notify the Company and other Shareholders in writing, then each Shareholder (other than Antfin) hereby agrees:

(a)                                 if such Drag-Along Transaction requires Shareholders’ approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Drag-Along Transaction (together with any related amendment to the Articles required in order to implement such Drag-Along Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Transaction;

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(b)                                 if such Drag-Along Transaction is a sale of Shares of the Company, to sell the same proportion of Shares of the Company held by such Shareholder as is being sold by the Drag-Along Requestor(s) to the Person(s) to whom the Drag-Along Requestor(s) propose to sell their Shares, and on the same terms and conditions as the Drag-Along Requestor(s);

(c)                                  to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company or the Drag-Along Requestor(s) in order to carry out the terms and provision of this Section 7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents; provided, that no Investor shall be required to give any representations or warranties, covenants or indemnities with respect to such Drag-Along Transaction or with respect to the Company, except for the ownership and title of such Investor’s Shares sold in such Drag-Along Transaction.

(d)                                 not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such Party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Drag-Along Transaction; and

(e)                                  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Drag-Along Transaction.

7.2                              Put Option.  Without prejudice to the other provisions hereof, if a Drag-Along Transaction has been approved by the holders of more than  two-thirds (2/3) of the then outstanding Shares of the Company and any holders of any Ordinary Shares of the Company (the “Dissenting Member”) refuse to vote in favor of such Drag- Along Transaction or participate in such Drag-Along Transaction in accordance with Section 7.1, then, such Dissenting Member shall be obligated to purchase up to all of the Shares held by the Drag-Along Requestors at a price per Share equal to the amount that the Drag-Along Requestors would have received in respect of a Share had the Company been sold for cash in the Drag-Along Transaction.  Within fifteen (15) days after a Dissenting Member delivers a notice to the Drag-Along Requestors electing to acquire the relevant Shares pursuant to this Section 7.2, such Drag-Along Requestor shall deliver to the Dissenting Member the certificate or certificates representing Shares to be sold under Section 7.1 by such Drag-Along Requestor properly endorsed for transfer, if certificated, and the Dissenting Member shall pay immediately the aggregate purchase price therefor and the amount of reimbursable fees and expenses to such Drag-Along Requestor, in each case, as provided for under Section 7.1, in cash or by other means acceptable to such Drag-Along Requestor.

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7.3                              Notwithstanding any provision in this Agreement or the Articles to the contrary, to the extent permitted by applicable Laws, (i) any transfer or sale or transaction contemplated under this Section 7 shall not be subject to restrictions on Transfer as provided in Sections 6.1, 6.2, and 6.3 and any prior written consent or approval of any Shareholder (including without limitation the consent or approval provided under Section 8.2 hereof and Section 6 of Schedule A of the Articles) except those specifically set forth in this Section 7, and (ii) the proceeds of transactions contemplated under this Section 7 shall be distributed according to Section 2 of Schedule A of the Articles.  The Company shall use all reasonable efforts to cause all Shareholders to be subject to the obligations set forth in this Section 7.

7.4                              Termination.  The provisions of this Section 7 shall be terminate and be of no further force of effect upon a Qualified IPO.

8.                                      ADDITIONAL COVENANTS.

8.1.                             Share Incentive Plan.

The Company has reserved an aggregate of 274,226,921 Ordinary Shares for issuance to officers, directors, employees and consultants of the Group Companies.  Unless approved by the Board (including the approval of Majority Investor Directors), all officers, directors, employees and consultants of the Group Companies who are entitled to purchase, or receive options to purchase, Shares of the Company under the share incentive plan (the “Option Plan”) shall be required to execute share purchase or option agreements providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of the date of grant, and the remaining shares vesting in equal and continuous monthly installments over the following three (3) years, and (ii) a one-hundred eighty (180)-day lockup period in connection with the Company’s IPO. The Company shall retain a “right of first refusal” on employee Transfers until the Company’s IPO and the right to repurchase unvested shares at cost.  Unless otherwise expressly approved by the Board (including the approval of Majority Investor Directors), there shall not be any acceleration of the vesting of shares subject to options granted under the Option Plan, or any Transfer of Shares of the Company acquired under the Option Plan.

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8.2.                             Protective Provisions.

(a)                                 Matters Requiring the Approval of the Majority Preferred Shareholders.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable Law, each of the Company and any other Group Companies hereby covenants and agrees with the Investors that it shall not and the Key Holders shall procure that each Group Company does not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires) any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of the Majority Preferred Shareholders (which shall, with respect to the actions listed in Section 8.2(a)(xiv), include the prior affirmative approval or consent of the Majority Series D Shareholders):

(i)                                     adoption, amendment or termination of, or any increase in the share reserve under, the Option Plan or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of the Group Companies;

(ii)                                  any creation of new Subsidiaries, joint ventures or partnerships, establishment of any Subsidiary by any Group Company, or disposal of any Subsidiary stock or all or substantially all of any Subsidiary assets;

(iii)                               any change of size or composition of the Board or any commitment thereof;

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(iv)                              except to the extent as approved in the Annual Plan (as defined below) of the Group Companies or any Group Company, incurrence of any indebtedness or contingent indebtedness, provision of any loan, guarantee, mortgage, security or compensation to any third party or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money out of the ordinary course of business of any Group Company or in excess of US$5,000,000 within a month in any single transaction or a series of transactions;

(v)                                 except to the extent as approved in the Annual Plan of the Group Companies or any Group Company, to the extent permitted by the Law any other action or transaction, including but not limited to sell, mortgage, pledge, lease, transfer or otherwise dispose of any of the Group Company’s assets (excluding any intellectual property owned by any Group Company) or its Subsidiaries in excess of US$5,000,000 in a single transaction or series of transactions, or entering into ABS arrangement in excess of US$20,000,000 in a single transaction or series of related transactions or US$20,000,000 in aggregate within a twelve (12)-month period;

(vi)                              any sale, transfer, license, or other disposal of, or the incurrence of any lien on, any copyright, trademark, brand, patent, technology or other intellectual property owned by the Company and/or any Subsidiary;

(vii)                           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Shares;

(viii)                        any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares or any other securities convertible into Equity Securities of the Company or its Subsidiaries ranking on a parity with or senior to the Preferred Shares or any increase in the authorized or designated number of any such new class or series;

(ix)                              any action that authorizes, creates, issues, increases or decreases the authorized number of, or alter, reorganize, reclassify or otherwise recapitalize, any Equity Securities or debt security except for (A) Ordinary Shares issuable upon conversion of Preferred Shares and (B) any Equity Securities issued or issuable under the Option Plan with the approval of the Board (including the approval of Majority Investor Directors);

(x)                                 any purchase, repurchase, redemption or retirement of any Equity Securities, other than repurchases pursuant to share restriction agreements approved by the Board (including the approval of Majority Investor Directors) upon termination of a director, employee or consultant;

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(xi)                              any amendment or modification, alteration, repeal to or waiver of any provision of any of the memorandum or articles or similar organizational documents or by-laws of any Group Company or any other constitutional documents;

(xii)                           make or result in any acquisitions, sale of control, merger, consolidation, reclassification, recapitalization, split-off, spin off, restructuring or reorganization, liquidation, winding-up, dissolution or bankruptcy of or involving any Group Company, including any Liquidation Event, joint venture or partnership arrangements or incorporate any Subsidiary or pass any resolution relating to the foregoing;

(xiii)                        engaging in any business materially different from that described in the then business plan, or ceasing any business undertaking of any Group Company;

(xiv)                       selecting the listing exchange or the underwriters for an IPO or approve the valuation, time, location, method and terms and conditions for the IPO of any of the Group Companies;

(xv)                          the commencement of or consent to any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, winding up, dissolution, reorganization, or other arrangement under Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(xvi)                       any change or transfer in the equity ownership of any Group Company (other than the Company) or any amendment or modification to or waiver under any of the Cooperation Documents; or

(xvii)                    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(b)                                 Matters Requiring the Approval of Majority Investor Directors.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable Law, each of the Company and any other Group Companies hereby covenants and agrees that it shall not and the Key Holders shall procure that each Group Company does not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires) any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of a simple majority of the Board (including the Majority Investor Directors):

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(i)                           approval of, or any deviation or amendment of, the annual budget (including balance sheet, statement of cash flow and income statement), business plan, operation plan (including any capital expenditure budget, operating budget and financing plan and contingencies) and compensation plan (collectively, the “Annual Plan”), which shall be required before such Group Company can continue operations at the beginning of each year;

(ii)                        except to the extent as approved in the Annual Plan, any expenditure in excess of RMB2,000,000 within a month in any single transaction or series of transactions, or any aggregate expenditure in excess of RMB 5,000,000 in any single transaction or series of transactions;

(iii)                     appointment, approval, termination of the chairman, chief executive officer, president, general manager, chief operating officer, chief financial officer, chief technology officer or any senior manager or determination of the remuneration or compensation of the foregoing;

(iv)                    any change to the financial year, accounting methods or policies or appoint or change the Auditors;

(v)                       any declaration, setting aside or payment of a dividend or other distribution; or adoption of, or any change of the dividend policy;

(vi)                    establishment of any company which engages in business activities similar to or related to the business of the Group Companies by any equity holders of the Company (other than the Investors) and/or its Affiliates;

(vii)                 investment of cash or cash equivalents of the Company out of the ordinary business course of the Company;

(viii)              issuing options or administrating the Company’s Option Plan or any other equity incentive plan, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of the Group Companies;

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(ix)                    the purchase by the Company of any securities, or any assets of any other company or Person which is outside the ordinary course of business of the Company;

(x)                       the increase in the compensation of any of the five (5) most highly compensated employees of any Group Company by more than 20% in a twelve (12) month period;

(xi)                    any transaction between or among the Group Companies and with any Related Party in excess of RMB200,000 at any time in a single transaction or in excess of RMB500,000 at any time in a series of transactions;

(xii)                 any commencement or settlement of any lawsuit, arbitration or dispute of any Group Company in excess of RMB10,000,000;

(xiii)            purchase of any real property by any Group Company, or lease of any real property of any Group Company in excess of RMB2,000,000 at any time in a single transaction or in excess of RMB5,000,000 at any time in a series of transactions; or

(xiv)             any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(c)                                  Matters Requiring the Approval of Majority Key Holders.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable Law, each of the Company and any other Group Companies hereby covenants and agrees that it shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of Majority Key Holders:

(i)                                    the commencement of or consent to any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, winding up, dissolution, reorganization, or other arrangement under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or

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(ii)                                 appointment, approval, termination of chief operating officer, chief financial officer, chief technology officer or any senior manager or determination of the remuneration or compensation of the foregoing.

(d)                                 Matters Requiring the Approval of Antfin.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable Law, each of the Company and any other Group Companies hereby covenants and agrees that it shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of Antfin:

(i)                                    any transaction between or among any Group Company and any Ant Restricted Person involving the grant or amendment of any exclusivity of cooperation by such Group Company to any Ant Restricted Person; or

(ii)                                 entering into any joint venture, partnership, strategic alliance, strategic cooperation or similar arrangements with any Ant Restricted Person;

(iii)                              entering into any agreement or understanding to effect any of the foregoing.

8.3.                             Meetings of the Board.

Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

8.4.                             Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

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8.5.                             Control of Subsidiaries and Amendment to Cooperation Documents.

(a)                                 All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including the consent of Majority Investor Directors) and the Company shall promptly provide each holder of Preferred Shares with copies of all material related documents and correspondence.

(b)                                 The Company shall, and the Key Holders shall procure the Company to, at any time institute and shall keep in place arrangements reasonably satisfactory to the Board (including Majority Investor Directors) such that the Company will be permitted to properly consolidate the financial results for any direct or indirect Subsidiary of the Company (including without limitation the PRC Companies) in consolidated financial statements for the Company prepared under U.S. GAAP.

(c)                                  The Company shall, and the Key Holders shall procure the Company to, take all necessary actions to maintain any direct or indirect Subsidiary or entity Controlled by it, whether now in existence or formed in the future, as is necessary to conduct the business as conducted or as proposed to be conducted.

(d)                                 The Company shall, and the Key Holders shall procure the Company to, use its best efforts to cause any direct or indirect Subsidiary, whether now in existence or formed or acquired in the future, to comply in all material respects with all applicable Law.

(e)                                  In the event that any provision under the Cooperation Documents is ruled by any relevant Governmental Authority as invalid or unenforceable under the Law of the PRC, the Key Holders and the Group Companies shall, subject to the Law of the PRC, use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to (i) ensure that substantially all of the income generated by the Domestic Companies is consolidated into the Company, and (ii) ensure the revisions of the related Cooperation Documents for the compliance of applicable Laws and requirements of Governmental Authorities and the minimum influence on the business of the Group Companies.

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8.6.                             Employee Agreements.

The Company shall cause all the Key Employees (including the Founders), other senior management or key executives employed by it or any Group Company (or engaged by the Company or any Group Company as a consultant/independent contractor) currently or in the future with access to confidential information and/or trade secrets of any of the Group Companies to enter into a non-disclosure and proprietary rights assignment agreement.

8.7.                             Insurance.

The Company shall use its reasonable best efforts to obtain within ninety (90) days of the date hereof from financially sound and reputable insurers (i) directors and officers liability insurance and (ii) term “key-person” insurance, each in an amount satisfactory to the Board (including the approval of Majority Investor Directors), and will use reasonable best efforts to cause such insurance policies to be maintained until such time as the Board (including the approval of Majority Investor Directors) determines that such insurance should be discontinued.  The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval of the Board, including the approval of Majority Investor Directors.

8.8.                             Disclosure of Investment Terms.

The Founders and the Group Companies shall immediately disclose to the Investors any of the agreements, contracts, term sheets, memorandums of understanding, arrangements, indentures, notes, bonds, loans, instruments, and other legally binding arrangements whether oral or written if any Group Company or its shareholders, directors, employees or Affiliates propose to initiate or take any action to solicit or support any inquiry, proposal or offer from, furnish any information to or participate in any negotiations or discussions with any third party or enter into any agreement or arrangement regarding any equity or debt, financing, sale, transfer or otherwise disposal of the Equity Securities of the Company from the date hereof.

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8.9.                             Non-Competition with the Group Company.

Unless otherwise the Majority Preferred Shareholders consent in writing, during the time when a Founder is a director, officer, employee, consultant or a direct or indirect holder of Equity Securities of any Group Company and for two (2) years after the later of: (i) such Founder is no longer a director, officer, employee, consultant of any Group Company; or (ii) such Founder is no longer a direct or indirect holder of Equity Securities of any Group Company, such Founder shall not, and shall cause his Affiliate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership  (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded company), management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Group Companies; (ii) solicit any Person who is or has been at any time a customer of the Group Companies for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavor to solicit or entice away any director, officer, consultant or employee of any Group Company.  Except as otherwise contemplated under the Transaction Documents, the Founders shall not disclose to others or use, whether directly or indirectly (except on behalf of and for the benefit of the Group Companies), any information about the business conducted by any Group Company, or in relation to any Group Company, their respective clients, customers, suppliers and franchisees, and any proprietary information of any Group Company, in whatever media, that is not available to the general public.  The Founders expressly agree that the limitations set forth in this Section 8.9 are reasonably tailored and reasonably necessary in light of the circumstances.  Furthermore, if any provision of this Section 8.9 is more restrictive than permitted by the Law of any jurisdiction in which a Party seeks enforcement thereof, then this Section 8.9 will be enforced to the greatest extent permitted by Law.  Each of the undertakings contained in this Section 8.9 shall be enforceable by each Group Company, and each Investor separately and independently of the right of the other Group Companies and the other investors (if any).

8.10.                      Full-Time Commitment.

Each of the Founders undertakes and covenants to the Investors that, as long as he is and remains an employee of any of the Group Companies or beneficially owns any Equity Securities of any Group Company, he shall commit all of his efforts to furthering the business of the Group Companies and shall not, without the prior written consent of Majority Preferred Shareholders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by contract or otherwise; or (ii) devote time to carry out the business operation of any other entity or work for or be employed by any other entity.

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8.11.                      Compliance with SAFE Rules and Regulations.

Each of the Company Security Holders (as defined in the Securities Subscription Agreement) who is (i) a Domestic Resident (as defined in the Securities Subscription Agreement) or (ii) a PRC entity or owned or controlled by a PRC entity, shall have completed all necessary filings or registrations, with the relevant local counterpart of the SAFE or other Governmental Authorities in connection with such Company Security Holder’s participation in the investment and operations of the Group Companies and the consummation of the transactions as contemplated by this Agreement, where applicable, in compliance with the registration and any other requirements of the SAFE Rules and Regulations and other applicable Law.  Any Company Security Holder who fails to comply with this Section 8.11 shall indemnify and hold harmless the Company and any Group Company from and against any and all loss, cost, damage, expense, liability, obligation, penalty or other fee suffered by the Company or any Group Company directly or indirectly, as a result of, or based upon or arising from any non-compliance by such Company Security Holder with any legal requirement of the SAFE Rules and Regulations or any other applicable Law.

8.12.                      Intellectual Property Protection.

The Group Companies shall, and the Key Holders shall procure the Group Companies to, take all reasonable steps to protect their respective material Intellectual Property (as defined in the Securities Subscription Agreement), including without limitation,  registering their material respective trademarks, brand names, domain names and copyrights, and shall require each employee and consultant of each Group Company to enter into an employment agreement, and a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such Persons to protect and keep confidential such Group Company’s confidential information, Intellectual Property and trade secrets, prohibiting such Persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such Persons to assign all ownership rights in their work product to the relevant Group Company.

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8.13.                      Asset Backed Security.

The Parties agree and acknowledge that subject to the approval required under Section 8.2, it is contemplated that one or more Group Companies may, in one or a series of transactions, enter into certain asset backed security arrangements (the “ABS”). Each of the Group Companies and Key Holders hereby covenants to (i) promptly provide the Investors with all information and documentation relating to the ABS arrangement at least five (5) Business Days prior to execution of such documents, and (ii) not encumber or pledge the equity interest of Beijing Ziwutong or Shanghai Yishui in connection with any ABS arrangement.

8.14.                      Termination of Covenants.

The provisions set forth in this Section 8 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO.

9.                                      MISCELLANEOUS.

9.1                                Governing Law.

This Agreement shall be governed by and construed in accordance with the Law of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

9.2                                Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3                                Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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9.4                                Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address, or to such email address, facsimile number or address as set forth on Schedule 3 hereto or as subsequently modified by written notice given in accordance with this Section 9.4.  For the avoidance of doubt, any communication which becomes effective, in accordance with this Section 9.4, in a day that is not a Business Day shall be deemed only to become effective on the immediately following Business Day.

9.5                                Costs of Enforcement.

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable legal adviser’s fees.

9.6                                Amendments and Waivers.

Any term of this Agreement may be amended only with the written consent of (i) as to the Company, only by the Company, (ii) as to the holders of the Preferred Shares, only by Majority Preferred Shareholders, provided, however, that any holder of Preferred Shares may waive any of its own rights hereunder without obtaining the consent of any other holders of Preferred Shares, provided further, that no amendment or waiver shall be effective or enforceable in respect of a holder of Ordinary Shares or a holder of Preferred Shares if such amendment or waiver affects such holder of Ordinary Shares or such holder of Preferred Shares, respectively, materially adversely or differently from the other holders of Ordinary Shares or the other holders of Preferred Shares, respectively, unless such holder consents in writing to such amendment or waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written consent of the Party or Parties against whom the waiver is to be effective.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing sentence and subject to the provisions in the Articles, this Agreement may be amended for the sole purpose of consummating the next round financing of the Company if such amendment is approved by the Board and the Shareholders pursuant to this Agreement and the Articles, provided that if any such amendment adversely affects Antfin’s rights and interests provided herein (namely those set forth in Section 4.2, Section 6.1(d), Section 7.1 and Section 8.2(d)), prior written approval of Antfin is required. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon the Company, all the holders of Preferred Shares, each holder of the Ordinary Shares and their respective permitted transferees.

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9.7                                Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. If any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

9.8                                Aggregation of Shares.

All Shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.9                                Entire Agreement.

This Agreement and the other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof, including without limitation the Prior Agreement; provided that the foregoing shall not be deemed to relieve any Person from any liability for any breach of the Prior Agreement.

9.10                         Transfers, Successors and Assigns.

(a)                                 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

(b)                                 Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C.  Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement.  By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 9.10.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 9.11.

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(c)                                  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  This Agreement and the rights and obligations therein may not be assigned by the Key Holders and the Group Companies without prior written consent of Majority Preferred Shareholders; provided, however, that each Investor may assign this Agreement or any of its rights and obligations hereunder to (i) one or more respective Affiliates of such Investor, or (ii) any other Person in connection with any Transfer of Equity Securities of the Company by such Investor, to the extent that such Transfer is in accordance with the provisions of this Agreement, in each case, without the consent of the other Parties hereto.

9.11                         Legend.

(a)                                 Each certificate representing Shares of a Key Holder issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)                                 Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 9.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so.  The legend shall be removed at the request of the Key Holder upon termination of this Agreement.

9.12                         Dispute Resolution.

(a)                                 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim.  Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation.  If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)                                 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”).  There shall be three (3) arbitrators.  The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)                                  The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the HKIAC Administered Arbitration Rules in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 9.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.12 shall prevail.

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(d)                                 The arbitrators shall decide any dispute submitted to arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(e)                                  Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)                                   The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)                                  Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)                                 During the course of the arbitral tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

9.13                         Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

9.14                         Conflict with Articles of Association.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or other constitutional documents, the terms of this Agreement shall prevail as between the Shareholders of the Company only. The Investors and the Key Holders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

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9.15                         Onshore Loan.

The Parties hereby agree that, without the prior written consent of Majority Preferred Shareholders, no party to any loan agreement, the principal amount of which is denominated in Renminbi, entered into prior to the date hereof, with any Investor as lender and any Group Company as borrower, including the Loan Agreement dated March 7, 2017 entered into among Luo Shaohu (罗少虎), Gao Jing (高靖), Beijing Ziwutong and the Company (the “Onshore Loan”), shall repay, or request or require, any repayment, including making any claim or initiating any legal proceedings in connection with such repayment, of any amounts owing under such Onshore Loan, whether in full or in part; provided, that the foregoing shall not prohibit any repayment solely because the relevant lender under the Onshore Loan has obtained the filings and registrations from the relevant local counterpart of the SAFE or other Governmental Authorities (as the case may be) in accordance with the SAFE Rules and Regulations with respect to its investment in the Company and intends to promptly pay in full in United States dollars the purchase price owing for its Shares in accordance with the terms of the Onshore Loan. Further, the Parties hereby agree that, in the event of any liquidation, dissolution, or winding up of the Company or any Liquidation Event, the lender under the Onshore Loan, as creditors, shall not have priority over the Shareholders of the Company in respect of the distribution of the proceeds and/or assets of the Company, and the proceeds and/or assets of the Company shall be distributed in accordance with Section 2 of Schedule A of the Articles.

Each of the Group Companies and Key Holders hereby represents and warrants to the Investors as follows:

Luo Shaohu (罗少虎) agreed under the SERIES A-3 AND SERIES A-2-I PREFERRED SHARE PURCHASE AGREEMENT dated March 6, 2017 among the Company, Luo Shaohu (罗少虎) and the other parties thereto (the “Series A-3 SPA”) that, within three (3) months following the consummation of the sale and purchase of Series A-3 Preferred Shares in accordance with the Series A-3 SPA, he shall have submitted an application for the filings and registrations with relevant local counterpart of the SAFE or other Governmental Authorities (as the case may be) in accordance with the SAFE Rules and Regulations with respect to his investment in the Company (the “Filings and Registrations”) and shall have completed and obtained (or shall use his best efforts to complete or obtain as soon as possible after the consummation of the sale and purchase of Series A-3 Preferred Shares in accordance with the Series A-3 SPA. Luo Shaohu (罗少虎) further agreed under the Series A-3 SPA that in the event Luo Shaohu (罗少虎) failed to complete and obtain the foregoing Filings and Registrations before the first anniversary of the date of the consummation of the sale and purchase of Series A-3 Preferred Shares in accordance with the Series A-3 SPA, he shall discuss with the Company and other parties thereto with a view to entering into certain alternative arrangements acceptable to the Company and other parties thereto with respect to his holding of Equity Securities of the Company.

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9.16                         Waiver of Rights.

Each of the Investors that is a party to any share purchase agreement or any securities subscription agreement (other than the Securities Subscription Agreement) (the “Prior SPAs”) entered into with the Company prior to the date of the Securities Subscription Agreement hereby waives its rights to any claim against each Key Holder and each Group Company, and releases each Key Holder and each Group Company from any liability, in each case, for any breach prior to the date hereof by such Key Holder or Group Company of any post-closing obligations made in the Prior SPAs; provided, that the waiver set out in this Section 9.16 shall be without prejudice to the Investors’ rights under Section 5 of Schedule A of the Articles.

9.17                         Further Assurances.

Upon the terms and subject to the conditions herein, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.  Each of the Key Holders who is a natural person shall procure the corporate Key Holder controlled by him to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such corporate Key Holder under this Agreement.

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9.18                         Specific Performance.

The Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

9.19                         No Presumption.

The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

9.20                         Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding Shares of such class or series of Shares by such subdivision, combination or share dividend.

9.21                         No Use of Name.

Without the prior written consent of any Investor, and whether or not it or any Affiliate thereof is then a Shareholder of the Company, no Party (other than such Investor and its Affiliates) shall, or shall permit any Affiliate thereof to, use, publish or reproduce the name or logo of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements).

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Furthermore, without the prior written consent of Antfin, each of the Group Companies, each of the Key Holders, and each other Investors  shall not, and each foregoing Person shall cause any of its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of Antfin or any of its Affiliates, either alone or in combination of, including but without limitation, “ 阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “阿里” (Chinese equivalent for “Ali”), “全球速卖通” (Chinese brand for “AliExpress”), “淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “一淘” (Chinese equivalent for “eTao”), “聚划算” (Chinese equivalent for “Juhuasuan”), “阿里旅行” (Chinese equivalent for “Alitrip”), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Alibaba Cloud”), “万网” (Chinese brand for “HiChina”), “口碑” (Chinese equivalent for “Koubei’), “虾米” (Chinese equivalent for “Xiami”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant”), “支付宝” (Chinese brand for “Alipay”), “小微金服” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “点点虫” (Chinese equivalent for “DDCHONG”), “一达通” (Chinese brand for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “天天动听” (Chinese equivalent for “TTPOD”), “优视” (Chinese equivalent for “UC/UCWeb”), “高德地图” (Chinese brand for “AMAP”), “钉钉” (Chinese brand for “DingTalk”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “招财宝” (Chinese equivalent for “Zhaocaibao”), “芝麻信用” (Chinese equivalent for “Zhima Credit”), “网商银行” (Chinese brand for “MYbank”), “阿里通信” (Chinese equivalent for “AliTelecom”), “Alibaba”, “Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alitrip”, “Alimama”, “Alibaba Cloud”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Alipay”, “Xiao Wei Jin Fu”, “DDCHONG”, “OneTouch”, “Umeng”, “TTPOD”, “UCWeb”, “UC”, “AMAP”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Zhima Credit”, “MYbank”, “AliTelecom”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, the ant device of Taobao, the Tao doll device of Taobao, the cat device of Tmall, the Juxiaomeng device of Juhuasuan, the wing device and the Ding device of Dingtalk, the ant device of Ant Financial, the lion device and the Zhixiaobao device of Alipay, the ingot device of Zhaocaibao, the sesame device of Zhima Credit together with the Gaoxiaode device and the paper aeroplane device of AutoNavi) or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Antfin or any of its Affiliates, or (ii) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by Antfin or any of its Affiliates. Each Group Company hereby grants Antfin or its Affiliates license to use any Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol in its respective marketing materials. If Antfin or its Affiliates have to use any Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol, they must identify the rights held by such Group Company in relation to the company name, trade name, trademark, service mark, domain name, device, design and/or symbol.

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Furthermore, without the prior written consent of Primavera, each of the Group Companies, each of the Key Holders, and each other Investors  shall not, and each foregoing Person shall cause any of its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of Primavera or any of its Affiliates, either alone or in combination of, including but without limitation, “Primavera”, “Primavera Capital”, “春华” and “春华资本”.

Notwithstanding anything to the contrary, the rights and obligations of each Group Company, each Key Holder, and each Shareholder under this Section 9.21 shall survive the termination of this Agreement.

9.22                         Liability.

The liabilities of the Investors (including their respective successors, permitted assigns and transferees) under this Agreement shall be several, and not joint or joint and several.

9.23                         Effectiveness; Termination.

If not all Parties are executing and delivering this Agreement at the same time, this Agreement shall become effective with respect to, and binding on, a Party upon such Party’s execution and delivery of its counterpart signature page to this Agreement or the Assumption Agreement.  This Agreement shall terminate (i) against all Parties, upon the unanimous consent of all Parties hereto, and (ii) against any Investor, if such Investor ceases to own any Equity Securities of the Company. If this Agreement terminates with respect to any Party, such Party shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement.  If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations or liabilities arising from such breach notwithstanding the termination of this Agreement.

9.24                         Capitalization Table.

The Parties agree and acknowledge that, notwithstanding anything to the contrary in the capitalization tables set forth in the Securities Subscription Agreement (including Schedule 6 (Disclosure Schedule) to the Securities Subscription Agreement) and any other provision in the Transaction Documents, the capitalization of the Company (i) as of the date of the Securities Subscription Agreement and immediately prior to the Closing, and (ii) immediately following the Closing, in each case, is as set forth in Schedule 4.

[Remainder of Page Intentionally Left Blank]

43

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Shareholders Agreement as a deed as of the date first above written.

COMPANY:	PHOENIX TREE HOLDINGS LIMITED

	By:	/s/ Gao Jing
Name: Gao Jing (高靖)
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

FOUNDER HOLDCOS:	YIHAN HOLDINGS LIMITED

	By:	/s/ Gao Jing
Name: Gao Jing (高靖)
Title: Director

SHENGDUO HOLDINGS LIMITED

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Director

FOUNDERS:

	By:	/s/ Gao Jing
Name: Gao Jing (高靖)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

HK COMPANY:	PHOENIX TREE HK HOLDINGS LIMITED

	By:	/s/ Gao Jing
Name: Gao Jing (高靖)
Title: Director
WFOES:	Xiaofangjian (Shanghai) Network Information Technology Co., Ltd. (小房间（上海）网络信息技术有限公司) (Seal)

	By:	/s/ Gao Jing
Name: Gao Jing (高靖)
Title: Legal Representative

QINGWUTONG CO., LTD. (青梧桐有限责任公司) (Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOES:	Baowutong (Beijing) Technology Co., Ltd. (宝梧桐(北京)科技有限公司) (Seal)

	By:	/s/ Gao Jing
Name: Gao Jing（高靖）
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Beijing Lianjie Shenghuo Information Technology Co., Ltd. (北京连接生活信息科技有限公司) (Seal)

	By:	/s/ Liu Jia
Name: Liu Jia (刘佳)
Title: Legal Representative

Beijing Baijiaxiu Trading Co., Ltd (北京百家修商贸有限公司）(Seal)

	By:	/s/ Cao Jue
Name: Cao Jue (曹崛)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Beijing Mihua Youpin Information Technology Co., Ltd. (北京米花优品信息科技有限公司) (Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Beijing Menglifang Decoration Engineering Co., Ltd. (北京梦立方装饰装修工程有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Danke (Wuhan) Apartment Management Co., Ltd. (蛋壳（武汉）公寓管理有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Danke (Guangzhou) Apartment Management Co., Ltd. (蛋壳广州公寓管理有限公司) (Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Ziwutong (Tianjin) Apartment Management Co., Ltd. (紫梧桐（天津）公寓管理有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Hangzhou Aishang Danke Technology Co., Ltd. (杭州爱上蛋壳科技有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Hangzhou Aishangzu Property Management Co., Ltd. (杭州爱上租物业管理有限公司) (Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Aishangzu (Suzhou) Property Service Co., Ltd. (爱上租（苏州）物业服务有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Aishangzu (Shanghai) Technology Co., Ltd. (爱上租（上海）科技有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Hangzhou Aishangzu Catering Management Co., Ltd. (杭州爱上租餐饮管理有限公司) (Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

Aishangzu (Shanghai) Property Management Co., Ltd. (爱上租（上海）物业管理有限公司)(Seal)

	By:	/s/ Zhang Xue
Name: Zhang Xue (张雪)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Chengwutong (Shanghai) Apartment Management Co., Ltd.(橙梧桐(上海)公寓管理有限公司) (Seal)

	By:	/s/ Ding Jianwei
Name: Ding Jianwei (丁建伟)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Aishangzu Network Technology Nanjing Co., Ltd. (爱上租网络科技南京理有限公司) (Seal)

	By:	/s/ Ding Jianwei
Name: Ding Jianwei (丁建伟)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Xi’an Daoyitongxiang Corporate Management Consulting Co., Ltd (西安道义通祥企业管理咨询有限公司) (Seal)

	By:	/s/ Hu Xuqing
Name: Hu Xuqing (胡旭青)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Nanjing Ziwutong Apartment Management Co., Ltd.(南京紫梧桐公寓管理有限公司）(Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

Danke (Chengdu) Apartment Management Co., Ltd. (蛋壳（成都）公寓管理有限公司）(Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

Lanwutong (Beijing) Apartment Management Co., Ltd(蓝梧桐（北京）公寓管理有限公司）(Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Danke (Chongqing) Apartment Management Co., Ltd. (蛋壳（重庆）公寓管理有限公司) (Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

Danke (Wuxi) Apartment Management Co., Ltd. (蛋壳（无锡）公寓管理有限公司) (Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

Ziwutong (Xi’an) Apartment Management Co., Ltd. (紫梧桐（西安）公寓管理有限公司) (Seal)

	By:	/s/ Cui Yan
Name: Cui Yan (崔岩)
Title: Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

WFOE SUBSIDIARIES:	Beijing Danke Apartment Property Management Co., Ltd. (北京蛋壳公寓物业管理有限公司) (Seal)

	By:	/s/ Lu Haijun
Name: Lu Haijun (路海君)
Title: Legal Representative

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

DOMESTIC COMPANIES:	Ziwutong (Beijing) Assets Management Co., Ltd. (紫梧桐（北京）资产管理有限公司) (Seal)

	By:	/s/ Gao Jing
	Name:	Gao Jing (高靖)
	Title:	Legal Representative

Yishui (Shanghai) Information Technology Co., Ltd. (一水（上海）信息科技有限公司) (Seal)

	By:	/s/ Gao Jing
	Name:	Gao Jing (高靖)
	Title:	Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

DOMESTIC COMPANIES:	Ziwutong (Shanghai) Apartment Management Co., Ltd. (紫梧桐（上海）公寓管理有限公司) (Seal)

	By:	/s/ Gao Jing
	Name:	Gao Jing (高靖)
	Title:	Legal Representative

Shenzhen Shell Apartment Management Co., Ltd. (深圳市蛋壳公寓管理有限公司) (Seal)

	By:	/s/ Gao Jing
	Name:	Gao Jing (高靖)
	Title:	Legal Representative

Danke (Hangzhou) Assets Management Co., Ltd. (蛋壳（杭州）资产管理有限公司) (Seal)

	By:	/s/ Cui Yan
	Name:	Cui Yan (崔岩)
	Title:	Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

DOMESTIC COMPANIES:	Jinwutong (Beijing) Technology Co., Ltd. (锦梧桐（北京）科技有限公司) (Seal)

	By:	/s/ Wei Yunliang
	Name:	Wei Yunliang(魏云亮)
	Title:	Legal Representative

Bowutong (Beijing) Technology Co., Ltd. (铂梧桐（北京）科技有限公司)
(Seal)

	By:	/s/ Wei Yunliang
	Name:	Wei Yunliang(魏云亮)
	Title:	Legal Representative

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Antfin (Hong Kong) Holding Limited

	By:	/s/ Richard Lin

Name:

Title:

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Ducati Investment Limited

	By:	/s/ Rechard Ruffer

	Name:	Rechard Ruffer

	Title:	Director

Juneberry Investment Holdings Limited

	By:	/s/ Richard Ruffer

	Name:	Richard Ruffer

	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	INTERNET FUND IV PTE. LTD.

	By:	/s/ Venkatagiri Mudeliar

	Name:	Venkatagiri Mudeliar
	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	CMC Downtown Holdings Limited

	By:	/s/ Xian Chen

Name:
Title:

CMC Downtown II Holdings Limited

	By:	/s/ Xian Chen

Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Banyan Partners Fund III, L.P.

By: Banyan Partners III Ltd., its general partner

	By:	/s/ Anthony Wu

	Name:	Anthony Wu

	Title:	Authorized Signatory

Banyan Partners Fund III-A, L.P.

By: Banyan Partners III Ltd., its general partner

	By:	/s/ Anthony Wu

	Name:	Anthony Wu

	Title:	Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Joy Capital I, L.P.

	By:	Joy Capital I GP, L.P.
its general partner

	By:	Joy Capital GP, Ltd.
its general partner

	By:	/s/ Liu Erhai

	Name:	Liu Erhai
	Title:	Authorized Signatory

Joy Capital II, L.P.

	By:	Joy Capital II GP, L.P.
its general partner

	By:	Joy Capital GP, Ltd.
its general partner

	By:	/s/ Liu Erhai

	Name:	Liu Erhai
	Title:	Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	SUCCESS GOLDEN GROUP LIMITED

/s/ LIU Erhai

	Name:	LIU Erhai

	Title:	Authorized Signatory

Joy Capital Opportunity, L.P.

	By:	Joy Capital Opportunity GP, L.P., its general partner

	By:	Joy Capital GP, Ltd., its general partner

/s/ LIU Erhai

	Name:	LIU Erhai

	Title:	Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Vision Plus Capital Fund II, L.P.

	By:	/s/ Yongming Wu

Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	BAI GmbH

	By:	/s/ Thomas Werth	/s/ Michael Kronenburg

	Name:	ppa. Thomas Werth	ppa. Dr. Michael Kronenburg
	Title:	Authorized Signatories

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	G&M Capital Holding Limited

	By:	/s/ Li Yuan

	Name:	Li Yuan
	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Cerulean Brook Limited

	By:	/s/ Lian zheng

	Name:	Lian zheng
	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Ucommune Group Holdings (Hong Kong) Limited（優客工場控股管理(香港)有限公司）

	By:	/s/ Daqing Mao

Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	HUPO HARMONY CAPITAL MANAGEMENT LTD.

	By:	/s/ Leung Ming Shu

	Name:	Leung Ming Shu

	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:	Napa Time Holdings Inc.
(纳帕时光控股有限公司)

	By:	/s/ Shen Boyang

	Name:	Shen Boyang (沈博阳)

	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

INVESTORS:

KIT Cube Limited

	By:	/s/ Ching Yee Tsui

	Name:	Ching Yee Tsui

	Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

SCHEDULE 1A

LIST OF THE SERIES A-1 INVESTOR

Name
Napa Time Holdings Inc. (纳帕时光控股有限公司)

SCHEDULE 1B

LIST OF THE SERIES A-2 INVESTORS

Name
KIT Cube Limited
Internet Fund IV Pte. Ltd.

SCHEDULE 1C

LIST OF THE SERIES A-3 INVESTORS

Name
Joy Capital I, L.P.
KIT Cube Limited
Ucommune Group Holdings (Hong Kong) Limited（優客工場控股管理(香港)有限公司）
Luo Shaohu (罗少虎)
HUPO HARMONY CAPITAL MANAGEMENT LTD.

SCHEDULE 1D

LIST OF THE SERIES A-2-I INVESTOR

Name
Luo Shaohu (罗少虎)

SCHEDULE 1E

LIST OF THE SERIES B-1 INVESTORS

Name
CMC Downtown Holdings Limited
Banyan Partners Fund III, L.P.
Banyan Partners Fund III-A, L.P.
Joy Capital II, L.P.
Vision Plus Capital Fund II, L.P.
BAI GmbH
G&M Capital Holding Limited
Cerulean Brook Limited

SCHEDULE 1F

LIST OF THE SERIES B-2 INVESTORS

Name
Internet Fund IV Pte. Ltd.
CMC Downtown Holdings Limited
Banyan Partners Fund III, L.P.
Banyan Partners Fund III-A, L.P.
Joy Capital II, L.P.
Vision Plus Capital Fund II, L.P.
BAI GmbH
G&M Capital Holding Limited
Cerulean Brook Limited

SCHEDULE 1G

LIST OF THE SERIES C-1 INVESTORS

Name
SUCCESS GOLDEN GROUP LIMITED

SCHEDULE 1H

LIST OF THE SERIES C-2 INVESTORS

Name
Internet Fund IV Pte. Ltd.
Antfin (Hong Kong) Holding Limited
Joy Capital Opportunity, L.P.
CMC Downtown Holdings Limited
Ducati Investment Limited
Banyan Partners Fund III, L.P.
Banyan Partners Fund III-A, L.P.

SCHEDULE 1I

LIST OF THE SERIES D INVESTORS

Name
CMC Downtown II Holdings Limited
Juneberry Investment Holdings Limited

SCHEDULE 2A

LIST OF FOUNDERS HOLDCO(S)

Name	Place of Incorporation
YIHAN HOLDINGS LIMITED	British Virgin Islands
SHENGDUO HOLDINGS LIMITED	British Virgin Islands

SCHEDULE 2B

LIST OF FOUNDERS

Name	PRC Identification Number
Gao Jing (高靖)	[REDACTED]
Cui Yan (崔岩)	[REDACTED]

SCHEDULE 2C

DOMESTIC COMPANIES

1)             Ziwutong (Beijing) Assets Management Co., Ltd. (紫梧桐（北京）资产管理有限公司) (“Beijing Ziwutong”);

2)             Yishui (Shanghai) Information Technology Co., Ltd. (一水（上海）信息科技有限公司) (“Shanghai Yishui”);

3)             Ziwutong (Shanghai) Apartment Management Co., Ltd. (紫梧桐（上海）公寓管理有限公司);

4)             Shenzhen Shell Apartment Management Co., Ltd. (深圳市蛋壳公寓管理有限公司);

5)             Danke (Hangzhou) Assets Management Co., Ltd. (蛋壳（杭州）资产管理有限公司);

6)             Jinwutong (Beijing) Technology Co., Ltd. (锦梧桐（北京）科技有限公司)；and

7)             Bowutong (Beijing) Technology Co., Ltd. (铂梧桐（北京）科技有限公司).

SCHEDULE 2D

WFOEs

1)             Xiaofangjian (Shanghai) Network Information Technology Co., Ltd. (小房间（上海）网络信息技术有限公司)

2)             Baowutong (Beijing) Technology Co., Ltd. (宝梧桐（北京）科技有限公司)

3)             Qingwutong Co., Ltd. (青梧桐有限责任公司)

SCHEDULE 2E

WFOE SUBSIDIARIES

1)             Lanwutong (Beijing) Apartment Management Co., Ltd(蓝梧桐（北京）公寓管理有限公司)

2)             Danke (Chengdu) Apartment Management Co., Ltd. (蛋壳（成都）公寓管理有限公司)

3)             Danke (Guangzhou) Apartment Management Co., Ltd.(蛋壳（广州）公寓管理有限公司）

4)             Nanjing Ziwutong Apartment Management Co., Ltd.(南京紫梧桐公寓管理有限公司）

5)             Danke (Wuhan) Apartment Management Co., Ltd. (蛋壳（武汉）公寓管理有限公司);

6)             Ziwutong (Tianjin) Apartment Management Co., Ltd. (紫梧桐（天津）公寓管理有限公司);

7)             Beijing Lianjie Shenghuo Information Technology Co., Ltd. (北京连接生活信息科技有限公司);

8)             Beijing Mihua Youpin Information Technology Co., Ltd. (北京米花优品信息科技有限公司);

9)             Beijing Baijiaxiu Trading Co., Ltd. (北京百家修商贸有限公司);

10)      Beijing Menglifang Decoration Engineering Co., Ltd. (北京梦立方装饰装修工程有限公司)

11)      Hangzhou Aishang Danke Technology Co., Ltd.  (杭州爱上蛋壳科技有限公司)

12)      Hangzhou Jianxin Aishangzu Housing Service Co., Ltd., (杭州建信爱上租住房服务有限公司)

13)      Hangzhou Aishangzu Property Management Co., Ltd. (杭州爱上租物业管理有限公司)

14)      Aishangzu (Suzhou) Property Service Co., Ltd. (爱上租（苏州）物业服务有限公司)

15)      Aishangzu (Shanghai) Technology Co., Ltd. (爱上租（上海）科技有限公司)

16)      Aishangzu Network Technology Nanjing Co., Ltd. (爱上租网络科技南京有限公司)

17)      Hangzhou Aishangzu  Catering Management Co., Ltd. (杭州爱上租餐饮管理有限公司)

18)      Aishangzu (Shanghai) Property Management Co., Ltd. (爱上租（上海）物业管理有限公司)

19)      Chengwutong (Shanghai) Apartment Management Co., Ltd.(橙梧桐(上海)公寓管理有限公司)

20)      Xi’an Daoyitongxiang Corporate Management Consulting Co., Ltd (西安道义通祥企业管理咨询有限公司)

21)      Danke (Chongqing) Apartment Management Co., Ltd. (蛋壳（重庆）公寓管理有限公司)

22)      Danke (Wuxi) Apartment Management Co., Ltd. (蛋壳（无锡）公寓管理有限公司)

23)      Ziwutong (Xi’an) Apartment Management Co., Ltd. (紫梧桐（西安）公寓管理有限公司)

24)      Beijing Danke Apartment Property Management Co., Ltd. (北京蛋壳公寓物业管理有限公司)

SCHEDULE 3

NOTICES

Company Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China Tel: [REDACTED] Attn: Gao Jing (高靖) Email: [REDACTED]	Key Holders YIHAN HOLDINGS LIMITED Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China Tel: [REDACTED] Attn: Gao Jing (高靖) Email: [REDACTED]

HK Company Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China Tel: [REDACTED] Attn: Gao Jing (高靖) Email: [REDACTED]	SHENGDUO HOLDINGS LIMITED Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China Tel: [REDACTED] Attn: Cui Yan (崔岩) Email: [REDACTED]

WFOEs and WFOE Subsidiaries

Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China

Tel:  [REDACTED]

Attn: Gao Jing (高靖)

Email: [REDACTED]

Domestic Companies

Address: Room702, B6, No.2 South Street , Chaoyang Men, Dong Cheng District, Beijing, China

Tel:  [REDACTED]

Attn: Gao Jing (高靖)

Email: [REDACTED]

Investors

Napa Time Holdings Inc. (纳帕时光控股有限公司)

Address: Napaxiyu  11-70, Xiaotangshan Town, Changping District, Beijing, China

Tel: [REDACTED]

Attn: Shen Boyang

Email: [REDACTED]

KIT Cube Limited

Address: Room 1217, 12 Floor, 100 Queen’s

Road, Hong Kong

Tel: [REDACTED]

Attn: Ching Yee Tsui

Email: [REDACTED]

Joy Capital.

Address: 1501, Tower B, Greenland Centre, No.4 Wangjing DongYuan, Chaoyang District, Beijing, PRC

Tel:  [REDACTED]

Attn:                    Liu Erhai / Mingu Kim

Email: [REDACTED]

[REDACTED]

with a copy to: [REDACTED]

Ucommune Group Holdings (Hong Kong) Limited（優客工場控股管理(香港)有限公司）

Address: Block D, Yangguang Yibai, No. 2 Guanghua Road, Chaoyang District, Beijing ,China

Tel: [REDACTED]

Attn: He Zhuangkun

Email: [REDACTED]

HUPO HARMONY CAPITAL MANAGEMENT LTD

Attn: Leung Ming Shu

Address: Xiangjiang Garden, 1 Xiangjiang North Rd, Chaoyang District, Beijing(北京市朝阳区香江北路 1 号香江花园)

Email: [REDACTED]

Luo Shaohu (罗少虎)

Address:  [REDACTED]

Tel:                           Luo Shaohu

Attn:                    [REDACTED]

Email: [REDACTED]

CMC

Address: Suite 302, 3/F, Cheung Kong Centre, No. 2 Queen’s Road Central, Hong Kong

Tel:  [REDACTED]

Attn: Wei Choy Lee, Partner

Email: [REDACTED]

With a copy to:

Address:  13/F, South Tower, Beijing Kerry Center, No. 1 Guang Hua Road, Chaoyang District, Beijing 100020

Tel: [REDACTED]

Attn:  Alex Chen, Managing Director

Email: [REDACTED]

With a copy to (which shall not constitute notice):

Address:  White & Case, 9th Floor, Central Tower, 28 Queen’s Road, Central, Hong Kong

Tel:	[REDACTED]

Attn:	Daniel Yeh, Partner
Tess Fang, Local Partner

Email:	[REDACTED]
[REDACTED]

Banyan Capital

Address:  Suite 1109, 11/F, Champion Tower, 3 Garden Road, Central, Hong Kong

Tel:         [REDACTED]

Attn:       Anthony Wu

Email: [REDACTED]

Vision Plus Capital Fund II, L.P.

Address: 1910, 2 Internal Finance Centre, 8 Finance Street, Hong Kong

Tel:   [REDACTED]

Attn:       Archer Chen

Email: [REDACTED]

Cerulean Brook Limited

Attn: Ling Zheng

Address: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands VG1110

Email: [REDACTED]

G&M Capital Holding Limited

Address:  Room 604, YingDong Building, No.19 XinJieKouWai Street, 100875

Tel:         [REDACTED]

Attn:       Li Yuan

Email:[REDACTED], with a copy to [REDACTED]

BAI GmbH

Address:  Carl-Bertelsmann-Straße 270, 33311, Gütersloh, Germany

Tel:         [REDACTED]

Attn:       Dr. Bettina Wulf / Dr. Michael Kronenburg

Email: [REDACTED] / [REDACTED]

With a copy to:

Bertelsmann Management (Shanghai) Co., Ltd. Beijing Branch (贝塔斯曼管理(上海)有限公司北京分公司)

Address: Unit 1609, Level 16, West Tower, Genesis Beijing, 8 Xinyuan South Road, Chaoyang District, Beijing 100027, P. R. China (北京市朝阳区新源南路8号启皓北京西塔16层1609室)

Tel: [REDACTED]

Attention: Christine Sun / Aggie Yang / Ye Liu

Email: [REDACTED] / [REDACTED] / [REDACTED]

Internet Fund IV Pte. Ltd.

Address: 8 Temasek Boulevard, #32-02, Suntec Tower 3, Singapore 038988

Attn: Giri Mudeliar, Director

Email: [REDACTED]

With a copy to:

Attn: Steve Boyd

Email: [REDACTED]

Antfin (Hong Kong) Holding Limited

Address:  Ant Z Zone , 556 Xixi Road, Hangzhou, Zhejiang, PRC

Facsimile:  [REDACTED]

Attention:  Strategic Investment Department

With a copy to: Legal Department / Enterprise Development Department

Primavera

Address:                                 Primavera Capital Group, 48/F, China World Tower 3, No. 1 Jianguomenwai Avenue, Beijing, China 100004

Attention:                         Jimmy Guo, Ena Leung

Email address: [REDACTED], [REDACTED]

With a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

Address:                                 3901 China World Tower A, 1 Jianguomenwai Ave, Beijing, China 100004

Attention:                         Yang Wang

Email:    [REDACTED]

SCHEDULE 4

CAPITALIZATION TABLE

Part I: Fully Diluted Capitalization as of the Date of the Securities Subscription Agreement and Immediately Prior to the Closing

Shareholders		Number of Shares	Percentage on a fully diluted basis	Class of Shares
Founders	Founder Holdcos
GAO Jing (高靖)	YIHAN HOLDINGS LIMITED	246,000,000	12.68%	Ordinary Shares
CUI Yan (崔岩)	SHENGDUO HOLDINGS LIMITED	35,290,000	1.82%	Ordinary Shares
ESOP		274,226,921	14.14%	Ordinary Shares
Subtotal		555,516,921	28.64%	—
Napa Time Holdings Inc. (纳帕时光控股有限公司)		118,750,000	6.12%	Series A-1 Preferred Shares
KIT Cube Limited		111,502,621	5.75%	Series A-2 Preferred Shares
		69,043,337	3.56%	Series A-3 Preferred Shares
Luo Shaohu (罗少虎)		16,967,466	0.87%	Series A-2-I Preferred Shares
		14,504,462	0.75%	Series A-3 Preferred Shares
Joy Capital I, L.P.		161,658,273	8.34%	Series A-3 Preferred Shares
Ucommune Group Holdings (Hong Kong) Limited （優客工場控股管理(香港)有限公司）		2,714,795	0.14%	Series A-3 Preferred Shares
HUPO HARMONY CAPITAL MANAGEMENT LTD.		8,144,384	0.42%	Series A-3 Preferred Shares
CMC Downtown Holdings Limited		68,933,668	3.55%	Series B-1 Preferred Shares
		15,666,743	0.81%	Series B-2 Preferred Shares
		5,728,199	0.30%	Series C-2 Preferred Shares
Banyan Partners Fund III, L.P.		39,062,412	2.01%	Series B-1 Preferred Shares
		8,877,821	0.46%	Series B-2 Preferred Shares
		4,868,969	0.25%	Series C-2 Preferred Shares
Banyan Partners Fund III-A, L.P.		6,893,367	0.36%	Series B-1 Preferred Shares
		1,566,674	0.08%	Series B-2 Preferred Shares
		859,230	0.04%	Series C-2 Preferred Shares
Joy Capital II, L.P.		45,955,779	2.37%	Series B-1 Preferred Shares
		22,351,220	1.15%	Series B-2 Preferred Shares
Joy Capital Opportunity, L.P.		14,780,094	0.76%	Series C-2 Preferred Shares
SUCCESS GOLDEN GROUP LIMITED		27,155,688	1.40%	Series C-1 Preferred Shares
Vision Plus Capital Fund II, L.P.		5,744,472	0.30%	Series B-1 Preferred Shares
		1,305,562	0.07%	Series B-2 Preferred Shares
BAI GmbH		4,595,578	0.24%	Series B-1 Preferred Shares
		1,044,450	0.05%	Series B-2 Preferred Shares
G&M Capital Holding Limited		1,148,894	0.06%	Series B-1 Preferred Shares
		261,112	0.01%	Series B-2 Preferred Shares
Cerulean Brook Limited		11,488,945	0.59%	Series B-1 Preferred Shares
		2,611,124	0.13%	Series B-2 Preferred Shares
Internet Fund IV Pte. Ltd.		32,247,379	1.66%	Series A-2 Preferred Shares
		87,315,980	4.50%	Series B-2 Preferred Shares
		226,297,396	11.67%	Series C-2 Preferred Shares
Antfin (Hong Kong) Holding Limited		135,778,438	7.00%	Series C-2 Preferred Shares
Ducati Investment Limited		36,207,583	1.87%	Series C-2 Preferred Shares
CMC Downtown II Holdings Limited		71,828,809	3.70%	Series D Preferred Shares
Total		1,939,377,845	100%	—

Part II: Fully Diluted Capitalization Immediately After the Closing

Shareholders		Number of Shares	Percentage on a fully diluted basis	Class of Shares
Founders	Founder Holdcos
GAO Jing (高靖)	YIHAN HOLDINGS LIMITED	246,000,000	12.28%	Ordinary Shares
CUI Yan (崔岩)	SHENGDUO HOLDINGS LIMITED	35,290,000	1.76%	Ordinary Shares
ESOP		274,226,921	13.68%	Ordinary Shares
Subtotal		555,516,921	27.72%
Napa Time Holdings Inc. (纳帕时光控股有限公司)		118,750,000	5.93%	Series A-1 Preferred Shares
KIT Cube Limited		111,502,621	5.56%	Series A-2 Preferred Shares
		69,043,337	3.45%	Series A-3 Preferred Shares
Luo Shaohu (罗少虎)		16,967,466	0.85%	Series A-2-I Preferred Shares
		14,504,462	0.72%	Series A-3 Preferred Shares
Joy Capital I, L.P.		161,658,273	8.07%	Series A-3 Preferred Shares
Ucommune Group Holdings (Hong Kong) Limited （優客工場控股管理(香港)有限公司）		2,714,795	0.14%	Series A-3 Preferred Shares
HUPO HARMONY CAPITAL MANAGEMENT LTD.		8,144,384	0.41%	Series A-3 Preferred Shares
CMC Downtown Holdings Limited		68,933,668	3.44%	Series B-1 Preferred Shares
		15,666,743	0.78%	Series B-2 Preferred Shares
		5,728,199	0.29%	Series C-2 Preferred Shares
Banyan Partners Fund III, L.P.		39,062,412	1.95%	Series B-1 Preferred Shares
		8,877,821	0.44%	Series B-2 Preferred Shares
		4,868,969	0.24%	Series C-2 Preferred Shares
Banyan Partners Fund III-A, L.P.		6,893,367	0.34%	Series B-1 Preferred Shares
		1,566,674	0.08%	Series B-2 Preferred Shares
		859,230	0.04%	Series C-2 Preferred Shares
Joy Capital II, L.P.		45,955,779	2.29%	Series B-1 Preferred Shares
		22,351,220	1.12%	Series B-2 Preferred Shares
Joy Capital Opportunity, L.P.		14,780,094	0.74%	Series C-2 Preferred Shares
SUCCESS GOLDEN GROUP LIMITED		27,155,688	1.36%	Series C-1 Preferred Shares
Vision Plus Capital Fund II, L.P.		5,744,472	0.29%	Series B-1 Preferred Shares
		1,305,562	0.07%	Series B-2 Preferred Shares
BAI GmbH		4,595,578	0.23%	Series B-1 Preferred Shares
		1,044,450	0.05%	Series B-2 Preferred Shares
G&M Capital Holding Limited		1,148,894	0.06%	Series B-1 Preferred Shares
		261,112	0.01%	Series B-2 Preferred Shares
Cerulean Brook Limited		11,488,945	0.57%	Series B-1 Preferred Shares
		2,611,124	0.13%	Series B-2 Preferred Shares
Internet Fund IV Pte. Ltd.		32,247,379	1.61%	Series A-2 Preferred Shares
		87,315,980	4.36%	Series B-2 Preferred Shares
		226,297,396	11.29%	Series C-2 Preferred Shares
Antfin (Hong Kong) Holding Limited		135,778,438	6.78%	Series C-2 Preferred Shares
Ducati Investment Limited		36,207,583	1.81%	Series C-2 Preferred Shares
CMC Downtown II Holdings Limited		71,828,809	3.58%	Series D Preferred Shares
Juneberry Investment Holdings Limited		64,645,928	3.23%	Series D Preferred Shares
Total		2,004,023,773	100%	—

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.                                      The term “10% U.S. Holder” has the meaning ascribed to such term in Section 3.3(b).

2.                                      The term “ABS” has the meaning ascribed to such term in Section 8.13.

3.                                      The term “Affiliate” means, (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid Persons. In the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any shareholder of such Investor, (iii) any entity or individual who has a direct or indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals referred to in (iii) above.  For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.  Notwithstanding the foregoing, “Affiliate” of Antfin shall mean Ant Financial Group and any Person directly or indirectly Controlled by it (other than Antfin), but excluding any mutual funds managed or advised by any of the foregoing whose investment decisions are required by applicable regulations to be made independently.

4.                                      The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

5.                                      The term “Annual Plan” has the meaning ascribed to such term in Section 8.2(b)(i).

6.                                      The term “Antfin” means Antfin (Hong Kong) Holding Limited and/or its Affiliates.

7.                                      The term “Ant Financial Group” means Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团股份有限公司), a company organized under the Laws of the PRC and its Subsidiaries.

8.                                      The term “Ant Restricted Person” means any Person listed in Exhibit E attached hereto, which list may be updated from time to time by Antfin in good faith, provided that the number of the Persons on such list shall be no more than seven (7), and the update of such list shall be no more frequent than once every six (6) months, and any of the Affiliates and successors of the Persons on such list and any other entity in which any Person on such list holds 30% or more of the total issued and outstanding Equity Securities, including the offshore holding entities that Control such Person(s).  For the avoidance of doubts, in determining the number of the Persons on such list, with respect to a Person, such Person and its Affiliates and successors and any other entity in which such Person holds 30% or more of the total issued and outstanding Equity Securities shall be counted as one (1) Person.

9.                                      The term “Antfin Director” has the meaning ascribed to such term in Section 5.1(a).

10.                               The term “Articles” means the Company’s Tenth Amended and Restated Memorandum and Articles of Association, as amended from time to time.

11.                               The term “Auditor” means an accounting firm retained by any Group Company to audit the annual financial statements of such Group Company, who shall be one of the “Big Four” international accounting firms (i.e. Pricewaterhouse Coopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG, including their local Affiliates).

12.                               The term “Banyan Capital” means Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. and/or their Affiliates.

13.                               The term “Board” or “Board of Directors” means the Company’s Board of Directors.

14.                               The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing, Hong Kong, Singapore or the British Virgin Islands are authorized or required to be closed for the conduct of regular banking business.

15.                               The term “CFC” has the meaning ascribed to such term in Section 3.3(b).

16.                               The term “Closing” means the consummation of the sale and purchase of the Series D Preferred Shares (as defined in the Securities Subscription Agreement) in accordance with the Securities Subscription Agreement.

17.                               The term “CMC” means CMC Downtown Holdings Limited, CMC Downtown II Holdings Limited and/or their Affiliates.

18.                               The term “CMC Director” has the meaning ascribed to such term in Section 5.1(c).

19.                               The term “Code” has the meaning ascribed to such term in Section 3.3(b).

20.                               The term “Company” means PHOENIX TREE HOLDINGS LIMITED, an exempted company duly incorporated with limited liability and validly existing under the Law of the Cayman Islands.

21.                               The term “Competitor” means the entities listed in Exhibit D attached hereto, which shall be reviewed and updated in good faith by the Board (including the approval of the Majority Investor Directors) on an annual basis, provided that (i) there shall not be more than eight (8) entities on such list at any time, and (ii) only entities whose business is primarily engaging in businesses directly competitive to the business of the Company and that are not financial institutions or financial investors may be included in such list.

22.                               The term “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

23.                               The term “Conversion Shares” means Ordinary Shares issued or issuable upon conversion of any Preferred Shares.

24.                               The term “Cooperation Documents” has the meaning ascribed to such term in the Securities Subscription Agreement.

25.                               The term “Co-Sale Closing” has the meaning ascribed to such term in Section 6.3(c).

26.                               The term “Co-Sale Eligible Holder” has the meaning ascribed to such term in Section 6.3(a).

27.                               The term “Co-Sale Eligible Shares” has the meaning ascribed to such term in Section 6.3(a).

28.                               The term “Co-Sale Notice” has the meaning ascribed to such term in Section 6.3(a).

29.                               The term “Co-Sale Period” has the meaning ascribed to such term in Section 6.3(a).

30.                               The term “Dissenting Member” has the meaning ascribed to such term in Section 7.2.

31.                               The term “Domestic Company” or “Domestic Companies” has the meaning ascribed to such term in the Preamble to this Agreement.

32.                               The term “Drag-Along Requestors” has the meaning ascribed to such term in Section 7.1.

33.                               The term “Drag-Along Transaction” has the meaning ascribed to such term in Section 7.1.

34.                               The term “Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company or any shares, share capital, registered capital, ownership interest, equity interest, any rights, options, or warrants to purchase or exercisable for any of the foregoing, or any securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for any of the foregoing, including, without limitation, any convertible notes, of any other Person, as the context requires.

35.                               The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable Law of any other jurisdiction in which the Company’s Shares are subject to regulation.

36.                               The term “Filings and Registrations” has the meaning ascribed to such term in Section 9.15.

37.                               The term “First Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(a).

38.                               The term “Form F-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3 or Form F-3, as appropriate) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

39.                               The term “Founder” or “Founders” has the meaning ascribed to such term in the Preamble to this Agreement.

40.                               The term “Founder Holdco” or “Founder Holdcos” has the meaning ascribed to such term in the Preamble to this Agreement.

41.                               The term “Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

42.                               The term “Group Companies” means the Company, the WFOEs, the WFOE Subsidiaries, the Domestic Companies, the HK Company, any other direct or indirect Subsidiary of any Group Company, and any other entity whose financial statements are intended to be consolidated with those of the Company and are recorded on the books of the Company for financial reporting purposes collectively, and the “Group Company” means any one of them.

43.                               The term “HK Company” means PHOENIX TREE HK HOLDINGS LIMITED, a company duly incorporated with limited liability and validly existing under the Law of Hong Kong.

44.                               The term “HKIAC” has the meaning ascribed to such term in Section 9.12(b).

45.                               The term “Holder” means, for purposes of Exhibit B, any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Exhibit B have been duly assigned in accordance with this Agreement.

46.                               The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

47.                               The term “Initiating Holders” has the meaning ascribed to such term in Section 2.2(a) of Exhibit B.

48.                               The term “Investor Directors” has the meaning ascribed to such term in Section 5.1(f).

49.                               The term “Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

50.                               The term “IPO” means any Group Company’s first underwritten public offering of its equity interest and listing on an internationally-recognized securities exchange.

51.                               The term “Joy Capital” means Joy Capital I, L.P., Joy Capital II, L.P., Joy Capital Opportunity, L.P., SUCCESS GOLDEN GROUP LIMITED and/or their Affiliates.

52.                               The term “Joy Director” has the meaning ascribed to such term in Section 5.1(d).

53.                               The term “Kaiwu” means KIT Cube Limited and/or its Affiliates.

54.                               The term “Kaiwu Director” has the meaning ascribed to such term in Section 5.1(e).

55.                               The term “Key Employee” has the meaning set forth in the Securities Subscription Agreement.

56.                               The term “Key Holder” or “Key Holders” means the Persons named on Schedule 2A and Schedule 2B hereto and the respective transferees of such Persons’ Shares pursuant to Section 6 hereof.

57.                               The term “Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, decree, ruling, assessment, writ or arbitration award issued by any Governmental Authority.

58.                               The term “Liquidation Event” means (i) any consolidation, reorganization, amalgamation or merger of the Company and/or its Subsidiaries or shareholders of the Subsidiaries with or into any Person, Transfer of Shares by the Shareholders of the Company, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of the Company and/or its Subsidiaries, in which the Shareholders of the Company or shareholders of the Subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); (ii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets of the Group Companies; (iii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the intellectual property of the Group Companies; (iv) Loss of Control; or (v) any other transaction having similar effects of any of the foregoing.

59.                               The term “Loss of Control” means any termination of, unapproved amendment to or material breach of any contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect Subsidiaries and/or controlled entities including, without limitation through the Cooperation Documents.

60.                               The term “Majority Investor Directors” means any four (4) out of the six (6) Investor Directors.

61.                               The term “Majority Key Holders” means the Key Holders that hold more than fifty percent (50%) of the outstanding Ordinary Shares then held by all of the Key Holders.

62.                               The term “Majority Preferred Shareholders” means the holders of at least two thirds (2/3) of the voting power of the then outstanding Preferred Shares (voting as one separate class on an as converted basis).

63.                            The term “Majority Series D Shareholders” means the holders of more than seventy-five percent (75%) of the then outstanding Series D Preferred Shares or Conversion Shares (as defined in the Articles) (as adjusted for any share splits, share dividends, recapitalizations or the like).

64.                               The term “Management Rights Letter” means the Management Rights Letter dated as of the date of this Agreement between the Company and CMC Downtown II Holdings Limited.

65.                               The term “New Securities” has the meaning set forth in the Articles.

66.                               The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

67.                               The term “on an as converted basis” shall mean assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares, including without limitation the Preferred Shares and any outstanding convertible notes.

68.                               The term “Onshore Loan” has the meaning ascribed to such term in Section 9.15.

69.                               The term “Option Period” has the meaning ascribed to such term in Section 6.2(c).

70.                               The term “Option Plan” has the meaning ascribed to such term in Section 8.1.

71.                               The term “Ordinary Shares” means ordinary shares of the Company, par value US$ 0.00002 per share.

72.                               The term “Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for Ordinary Shares, including, without limitation, the Preferred Shares and any outstanding convertible notes.

73.                               The term “Oversubscription Notice” has the meaning ascribed to such term in Section 4.1(b).

74.                               The term “Participating ROFO Holder” has the meaning ascribed to such term in Section 4.1(a).

75.                               The term “Participating ROFR Eligible Holders” has the meaning ascribed to such term in Section 6.2(c).

76.                               The term “Participation Period” has the meaning ascribed to such term in Section 4.1(a).

77.                               The term “Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.

78.                               The term “Permitted Transferee” has the meaning ascribed to such term in Section 6.6.

79.                               The term “Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority or other entity of any kind or nature.

80.                               The term “PFIC” has the meaning ascribed to such term in Section 3.3(b).

81.                               The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

82.                               The term “PRC Company” or “PRC Companies” has the meaning ascribed to such term in the Preamble to this Agreement.

83.                               The term “PRC GAAP” means generally accepted accounting principles of the PRC, in effect from time to time.

84.                               The term “Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

85.                               The term “Primavera” means Ducati Investment Limited, Juneberry Investment Holdings Limited and/or their respective Affiliates.

86.                            The term “Primavera Director” has the meaning ascribed to such term in Section 5.1(f).

87.                               The term “Pro Rata ROFR Share” has the meaning ascribed to such term in Section 6.2(b).

88.                               The term “Prohibited Transfer” has the meaning ascribed to such term in Section 6.5(d).

89.                               The term “Prior Agreement” has the meaning ascribed to such term in Recitals.

90.                               The term “Prior SPAs” has the meaning ascribed to such term in Section 9.16.

91.                               The term “Proposed Transfer” has the meaning ascribed to such term in Section 6.2(a).

92.                               The term “Proposed Transfer Notices” has the meaning ascribed to such term in Section 6.2(c).

93.                               The term “Prospective Transferee” means any Person to whom a Restricted Shareholder proposes to make a Proposed Transfer.

94.                               The term “Qualified IPO” means the closing of a firm commitment underwritten initial public offering of the Ordinary Shares (or securities representing Ordinary Shares) on a Recognized Exchange which meets the following requirements: (i) the offering price per share is no less than the greater of (a) an amount that values the Company at US$4,060,000,000 prior to the closing of such offering and (b) the Original Series D Issue Price (as defined in the Articles, and subject to appropriate adjustments for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement) multiplied by the lesser of (x) 1.15N (where N is (i) the number of calendar days between the Second Original Series D Issue Date (as defined in the Articles) and the date of such initial public offering, divided by (ii) 365 days), and (y) two (2); provided that the foregoing price requirement shall be waived if a lower price per share is proposed by the Majority Key Holders and approved by the Shareholders of the Company (which shall include approvals of the Majority Key Holders and the Majority Series D Shareholders); (ii) net offering proceeds to the Company, after deduction of underwriting discounts and Registration Expenses, of at least US$200,000,000, and (iii) the Equity Securities of the Company held by the Investors shall be transferable following such offering except as restricted by certain market stand-off period required under applicable Law.

95.                               The term “Recognized Exchange” means the main board of the Stock Exchange of Hong Kong Limited, NASDAQ, New York Stock Exchange or another internationally recognized securities exchange agreed to by the Majority Preferred Shareholders.

96.                               The term “Refused Securities” has the meaning ascribed to such term in Section 4.1(c).

97.                               The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

98.                               The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares or any outstanding convertible notes, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by the Investors.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Exhibit B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

99.                               The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding, including any outstanding convertible notes.

100.                        The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, Section 3 and Section 4 of Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

101.                        The term “Related Party” means any Affiliate, officer, director, supervisor, employee, or holder of any Equity Security of any Group Company, and any Affiliate of any of the foregoing, in each case, other than the Group Companies.

102.                        The term “Remaining Shares” has the meaning ascribed to such term in Section 6.2(c).

103.                        The term “Request Notice” has the meaning ascribed to such term in Section 2.1 of Exhibit B.

104.                        The term “Restricted Shareholder” has the meaning ascribed to such term in Section 6.1(b).

105.                        The term “Right of Co-Sale” means the right, but not an obligation, of the Investors to participate in a Proposed Transfer by any Restricted Shareholder on the terms and conditions specified in the Proposed Transfer Notice and as further ascribed to such term in Section 6.3(a).

106.                        The term “ROFO Holders” has the meaning ascribed to such term in Section 4.1.

107.                        The term “ROFR Eligible Holder” has the meaning ascribed to such term in Section 6.2(a).

108.                        The term “ROFR Exercise Period” has the meaning ascribed to such term in Section 6.2(b).

109.                        The term “SAFE” means the State Administration of Foreign Exchange of the PRC.

110.                        The term “SAFE Rules and Regulations” has the meaning ascribed to such term in Section 24.6 of Schedule 5 in the Securities Subscription Agreement.

111.                        The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

112.                        The term “Second Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(c).

113.                        The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable Law in a jurisdiction other than the United States).

114.                        The term “Securities Subscription Agreement” has the meaning ascribed to such term in Recitals.

115.                        The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2, Section 3 and Section 4 of Exhibit B.

116.                        The term “Series A-1 Investor” has the meaning ascribed to such term in the Preamble to this Agreement.

117.                        The term “Series A-2 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

118.                        The term “Series A-2-I Investor” has the meaning ascribed to such term in the Preamble to this Agreement.

119.                        The term “Series A-3 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

120.                        The term “Series A Preferred Shares” shall mean, collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series A-2-I Preferred Shares.

121.                        The term “Series A-1 Preferred Shares” means the Series A-1 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

122.                        The term “Series A-2 Preferred Shares” means the Series A-2 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

123.                        The term “Series A-2-I Preferred Shares” means the Series A-2-I Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

124.                        The term “Series A-3 Preferred Shares” means the Series A-3 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

125.                        The term “Series A-3 SPA” has the meaning ascribed to such term in Section 9.15.

126.                        The term “Series B-1 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

127.                        The term “Series B-2 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

128.                        The term “Series B Preferred Shares” shall mean, collectively, Series B-1 Preferred Shares and Series B-2 Preferred Shares.

129.                        The term “Series B-1 Preferred Shares” means the Series B-1 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

130.                        The term “Series B-2 Preferred Shares” means the Series B-2 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

131.                        The term “Series C-1 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

132.                        The term “Series C-2 Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

133.                        The term “Series C-1 Preferred Shares” means the Series C-1 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

134.                        The term “Series C-2 Preferred Shares” means the Series C-2 Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

135.                        The term “Series C Preferred Shares” shall mean, collectively, Series C-1 Preferred Shares and Series C-2 Preferred Shares.

136.                        The term “Series D Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

137.                        The term “Series D Preferred Shares” means the Series D Preferred Shares in the share capital of the Company, par value of US$0.00002 per share, having the rights set forth in the Articles and this Agreement.

138.                        The term “Shareholder” shall mean each of the Founder Holdcos and the Investors and any other holders holding the Shares of the Company.

139.                        The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor or other Shareholders, or their respective successors or permitted transferees or assigns, (iv) Preferred Shares, and (v) any shares of the Company issuable upon conversion of any outstanding convertible notes.

140.                        The term “Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than a fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP or PRC GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.  For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.  Furthermore, the term “Subsidiary” or “subsidiary” shall also include the branches of the “subject entity”.

141.                        The term “Tiger” means Internet Fund IV Pte. Ltd. and/or its Affiliates.

142.                        The term “Tiger Director” has the meaning ascribed to such term in Section 5.1(b).

143.                        The term “Transaction Documents” means this Agreement, the Securities Subscription Agreement, the Articles, the Share Restriction Agreement, the Management Rights Letter and any other agreements, instruments or documents entered into in connection with this Agreement.

144.                        The term “Transfer” has the meaning ascribed to such term in Section 6.1(a).

145.                        The term “Transfer Shares” has the meaning ascribed to such term in Section 6.2(a).

146.                        The term “Transferor” has the meaning ascribed to such term in Section 6.2(a).

147.                        The term “United States person” includes any citizen or resident (including Green Card holder) of the United States, any citizen or resident of another country that has been present in the United States for more than 183 days during the last three years (taking each day into account during the current year, 1/3 of the days in the preceding year, and 1/6 of the days during the 2nd preceding year), any partnership or corporation created or organized in the United States or under the law of the United States or of any State of the United States, any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, or (ii) one or more United States persons have authority to control all substantial decisions of the trust, and an estate other than an estate the income of which from sources outside the United States which is not subject to federal income tax of the United States.

148.                     The term “U.S. Holder” means any Investor that is a United States person or is an entity treated as a foreign entity for US federal income tax purposes, one or more of the owners of which are United States persons.

149.                        The term “U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

150.                        The term “US$” or “$” means the United States dollar, the lawful currency of the United States of America.

151.                        The term “Violation” has the meaning ascribed to such term in Section 8.1 of Exhibit B.

152.                        The term “WFOE” or “WFOEs” has the meaning ascribed to such term in the Preamble to this Agreement.

153.                        The term “WFOE Subsidiary” or “WFOE Subsidiaries” has the meaning ascribed to such term in the Preamble to this Agreement.

EXHIBIT B

REGISTRATION RIGHTS

1.                                      Applicability of Rights; Non-U.S. Registrations.

1.1                               The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2                               For purposes of this Agreement and this Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent Governmental Authority in the applicable non-U.S. jurisdiction.

2.                                      Demand Registration.

2.1                               Request by Holders.

If the Company shall, at any time after the earlier of (i) five (5) years after the Closing or (ii) one (1) year following the taking effect of a registration statement for the Company’s IPO, receive a written request from the Holders of at least twenty- percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities pursuant to this Section 2, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.2(b) or Section 3.2(b).

2.2                               Underwriting.

(a)                                 If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

(b)                                 Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by the Holders requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least thirty percent (30%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3                               Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.

2.4                               Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board (including the approval of Majority Investor Directors), it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.                                      Piggyback Registrations.

3.1                               The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 3 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2                               Underwriting.

(a)                                 If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

(b)                                 Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investor requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3                               Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above.  There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.                                      Form F-3 Registration.

In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1                               Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

4.2                               Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)                                 if Form F-3 is not available for such offering by the Holders;

(b)                                 if the Holders, together with the holders of any other Equity Securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(c)                                  if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (including the approval of Majority Investor Director), it would be materially detrimental to the Company and its Shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other Shares during such sixty (60) day period.

(d)                                 if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.2(b) and Section 3.2(b); or

(e)                                  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3                               Not a Demand Registration.

Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4                               Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.                                      Expenses.

All Registration Expenses incurred in connection with any registration pursuant to this Exhibit B (but excluding Selling Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to Section 2, Section 3 or Section 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.                                      Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1                               Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

6.2                               Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3                               Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4                               Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5                               Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6                               Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7                               Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

7.                                      Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2, Section 3 or Section 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.                                      Indemnification.

In the event any Registrable Securities are included in a registration statement under Section 2, Section 3 or Section 4:

8.1                               By the Company.

To the extent permitted by Law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)                                 any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)                                 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)                                  any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities Law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person from any losses, penalties, judgements, suits, costs, claims, damages, liabilities and legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2                               By Selling Holders.

To the extent permitted by Law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or such other Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

8.3                               Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4                               Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

8.5                               Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.                                      No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.                               Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

10.1                        Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2                        File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3                        So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

11.                               Market Stand-Off.

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters.  The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent.  The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to the IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11. The Company and the Key Holders shall take all steps consistent with requirements of Law to minimize the foregoing market stand-off period for the Investors.

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made the [       ] day of [       ], by and between PHOENIX TREE HOLDINGS LIMITED (the “Company”); and [       ] (the [“New Investor”][“New Key Holder”]).

The Company and the [New Investor][New Key Holder] shall be referred to collectively as the Parties.

WHEREAS

(A)                               As of [       ], the Company, certain existing Shareholders of the Company and certain other parties entered into a Eighth Amended and Restated Shareholders Agreement (the “Shareholders Agreement”).

(B)                               The [New Investor][New Key Holder] wishes to acquire an aggregate of         [Ordinary Shares] [Preferred Shares] (as defined in the Shareholders Agreement) in the capital of the Company and in accordance with the Shareholders Agreement has agreed to enter into this Assumption Agreement (the “Assumption Agreement”).

(C)                               The Company is entering into this Assumption Agreement on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.                                      INTERPRETATION

In this Assumption Agreement, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.                                      COVENANT

The [New Investor][New Key Holder] hereby covenants to the Company as trustee for all other Persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of a Party holding [Ordinary Shares] [Preferred Shares] imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the [New Investor][New Key Holder] had been an original party to the Shareholders Agreement as a [Investor][ Key Holder] since the date thereof.

3.                                      ENFORCEABILITY

Each existing Investor, Key Holder and the Company shall be entitled to enforce the Shareholders Agreement against the [New Investor][New Key Holder], and the [New Investor][New Key Holder] shall be entitled to all rights and benefits of a [Investor][Key Holder] under the Shareholders Agreement in each case as if such [New Investor][New Key Holder] had been an original party to the Shareholders Agreement since the date hereof.

4.                                      GOVERNING LAW

This Assumption Agreement shall be governed by and construed under the Law of Hong Kong, without regard to principles of conflicts of law thereunder.

5.                                      COUNTERPARTS

This Assumption Agreement may be signed in any number of counterparts which together shall form one and the same agreement.

6.                                      FURTHER ASSURANCE

Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Assumption Agreement on its terms and conditions.

7.                                      HEADINGS

The headings used in this Assumption Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS whereof the parties have executed and delivered this Assumption Agreement on the day and year first hereinbefore mentioned.

COMPANY:	PHOENIX TREE HOLDINGS LIMITED

By:
Name:
Capacity:
Address:
Fax:

[NEW INVESTOR:]
[NEW KEY HOLDER:]

By:
Name:
Title:

[SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

EXHIBIT D

LIST OF COMPETITORS

EXHIBIT E

LIST OF ANT RESTRICTED PERSONS